                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        LYONDELL PETROCHEMICAL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

(LOGO OF LYONDELL PETROCHEMICAL COMPANY APPEARS HERE)



NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD
ON JUNE 2, 1995
AND PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

(LOGO OF LYONDELL PETROCHEMICAL COMPANY APPEARS HERE)

                         LYONDELL PETROCHEMICAL COMPANY
                        1221 MCKINNEY STREET, SUITE 1600
                              HOUSTON, TEXAS 77010

April 10, 1995

Dear Stockholder:

  You are cordially invited to join us at the 1995 Annual Meeting of Stockholders on Friday, June 2, 1995, beginning at 10:00 a.m. in the Ballroom of the Four Seasons Hotel, 1300 Lamar, in Houston, Texas.

  It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy. If you do plan to attend, we would appreciate your checking the appropriate box on the enclosed proxy card.

  This booklet includes the Notice of the Meeting and the Proxy Statement, which contains information about the formal business to be acted upon by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and answer period. A post-meeting report will be mailed to all stockholders.

Sincerely yours,

[SIGNATURE OF BOB G. GOWER APPEARS HERE]

Chairman of the Board and Chief Executive Officer

[SIGNATURE OF DAN F. SMITH APPEARS HERE]

President and Chief Operating Officer

(LOGO OF LYONDELL PETROCHEMICAL COMPANY APPEARS HERE)

                         LYONDELL PETROCHEMICAL COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 2, 1995

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Lyondell Petrochemical Company will be held in the Ballroom of the Four Seasons Hotel, 1300 Lamar, in Houston, Texas, at 10:00 a.m., Houston time, on Friday, June 2, 1995, for the following purposes, as more fully described in the attached Proxy Statement.

  (1) To elect seven directors to serve until the 1996 Annual Meeting of Stockholders or until their earlier resignation or removal;

  (2) To consider and act upon a proposal recommended by the Board of Directors to adopt the Value Share Plan for Executive Officers;

  (3) To consider and act upon a proposal recommended by the Board of Directors to adopt the Restricted Stock Plan;

  (4) To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for Lyondell for the year 1995; and

  (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on April 7, 1995 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

  PLEASE READ THE PROXY STATEMENT, THEN COMPLETE, SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED POSTPAID ENVELOPE.

  EACH STOCKHOLDER OF RECORD WILL RECEIVE A SINGLE FORM OF PROXY PERTAINING TO ALL CLASSES OF VOTING STOCK REGISTERED IN HIS OR HER NAME. EACH PARTICIPANT IN ANY OF THE VARIOUS EMPLOYEE BENEFIT PLANS WILL ALSO RECEIVE A FORM OF PROXY PERTAINING TO SHARES CREDITED TO HIS OR HER ACCOUNTS IN ALL PLANS.

BY ORDER OF THE BOARD OF DIRECTORS,

[SIGNATURE OF JEFFREY R. PENDERGRAFT APPEARS HERE]

Jeffrey R. Pendergraft                                    Houston, Texas
Secretary                                                 April 10, 1995

(LOGO OF LYONDELL PETROCHEMICAL COMPANY APPEARS HERE)

                         LYONDELL PETROCHEMICAL COMPANY
                              1221 MCKINNEY STREET
                                   SUITE 1600
                              HOUSTON, TEXAS 77010

                               ----------------

                                PROXY STATEMENT
                                 APRIL 10, 1995

                               ----------------

                                  INTRODUCTION


  The accompanying proxy is solicited by the Board of Directors of Lyondell Petrochemical Company ("Lyondell" or the "Company"). The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of Lyondell. When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the directors of the Company. As to other items of business that may come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy will vote in accordance with their best judgment. It is expected that proxy materials will be mailed to stockholders beginning on or about April 17, 1995. Atlantic Richfield Company, a Delaware corporation ("ARCO"), has advised the Company that it owned approximately 49.9 percent of the outstanding shares of Common Stock of the Company ("Common Stock") on April 1, 1995 and that it intends to vote such shares in proportion to the votes of the non-ARCO stockholders. See "PRINCIPAL STOCKHOLDERS."

                               VOTING PROCEDURES

  Holders of record of Common Stock at the close of business on April 7, 1995 will be entitled to one vote per share. The Company had 80,000,000 shares of Common Stock outstanding on such record date. Fractional shares will not be voted. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

  The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting. Adoption of the proposals to approve the Value Share Plan for executive officers and the Restricted Stock Plan and to ratify the appointment of the independent auditors will require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

  Abstentions from voting on any matter will be included in the voting tally and will have the same effect as a vote withheld on the election of directors, against the proposed adoption of the Value Share Plan or the Restricted Stock Plan or against the ratification of the appointment of the independent auditors, as the case may be. Because broker non-votes are not considered "shares present" with respect to a matter requiring the affirmative vote of a majority of shares present in person or by proxy at the meeting, broker non-votes will not affect the outcome with respect to the election of directors, the adoption of the Value Share Plan or the Restricted Stock Plan or the ratification of the appointment of the independent auditors.

  Certain of the Company's employee benefit plans, including the Capital Accumulation Plan and the Savings Investment Plan, in which officers have account balances, permit plan participants to direct the plan trustees how to vote the Common Stock allocated to their accounts. The trustee for each such plan will vote all shares of Common Stock for which no participant directions are received in the same proportion as all those shares of Common Stock for which directions are received.

                             PRINCIPAL STOCKHOLDERS

  The Company's principal stockholder, ARCO, is one of the nation's leading integrated oil companies and maintains its headquarters at 515 South Flower Street, Los Angeles, California 90071. At April 1, 1995 ARCO owned 39,921,400 shares of Lyondell's Common Stock, which represent 49.9 percent of the outstanding Common Stock.

  In August 1994, ARCO completed an offering (the "ARCO Note Offering") of three-year debt securities (the "ARCO Notes") exchangeable into Lyondell Common Stock or cash. Upon maturity, three years from the date of issuance, the principal amount of the ARCO Notes will be payable, at ARCO's option, in shares of Lyondell Common Stock or cash. The number of shares or the amounts of such cash will be determined using a formula based on the price of Lyondell Common Stock at the maturity of the ARCO Notes. If ARCO elects to exchange the ARCO Notes for the Lyondell Common Stock it holds, then its equity interest in Lyondell will be substantially reduced or eliminated, depending on the price of Lyondell's Common Stock at such time. In connection with the ARCO Note Offering, the five ARCO officers who were directors of the Company resigned from the Company's Board of Directors. In addition, ARCO has stated its current intent to vote its shares of Lyondell Common Stock proportionately to the votes of the non-ARCO stockholders, including with respect to the election of directors; provided, however, that in the event a person other than ARCO is deemed to own more than 10 percent of the Common Stock within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and there occurs a contested proxy solicitation within the meaning of Rule 14a-11(a) of the Exchange Act, ARCO intends to vote its shares as it deems proper.

  Beginning in 1989, the Company was not included as a consolidated subsidiary in ARCO's financial statements; however, for certain securities laws purposes, ARCO could be deemed to be a "control" person or an "affiliate" of Lyondell.

  The table below sets forth certain information as of December 31, 1994 (the most recent date as of which the Company has information) regarding the beneficial ownership of the Common Stock by persons other than ARCO known by the Company of more than five percent of its outstanding shares of Common Stock.

                                                                     PERCENTAGE
                                                           NUMBER OF  OF SHARES
                      NAME AND ADDRESS                      SHARES   OUTSTANDING
                      ----------------                     --------- -----------
   FMR Corporation(a)..................................... 9,120,885    10.65%
   82 Devonshire Street, Boston, Massachusetts 02109
   Brinson Partners, Inc.(b).............................. 5,223,200      6.5%
   209 South LaSalle, Chicago, Illinois 60604-1295

--------
(a) FMR Corporation ("FMR") (together with its affiliated entities) may be deemed a beneficial owner of the 9,120,885 shares by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with clients. The number of shares owned by FMR and its affiliates as of December 31, 1994 included 5,661,785 shares resulting from the assumed conversion of the ARCO Notes held by such affiliates as of such date (assuming 0.892857 shares of Common Stock for $1 value of the ARCO Notes). FMR has the sole power to dispose of the 8,050,328 shares owned or deemed to be owned by the Funds that its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity") acts as an advisor to. The power to vote or direct the voting of such shares resides with the Funds' Board of Directors and Fidelity carries out the voting of the shares under written guidelines established by the Fund Boards of Directors. FMR has the sole dispositive power over 1,070,557 shares owned or deemed to be owned by Fidelity Management & Trust Company, its wholly-owned subsidiary serving as investment manager of institutional accounts. FMR has sole voting power with respect to 721,682 of those shares and no voting power with respect to 348,875 of those shares.

(b) Brinson Partners, Inc. ("BPI") (together with its wholly-owned subsidiary, Brinson Trust Company ("BTC")), and its parent holding company, Brinson Holdings, Inc. ("BHI") may be deemed a beneficial owner of the 5,223,200 shares by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with clients. BPI has sole voting and dispositive power over 3,863,600 shares, and BTC has sole voting and dispositive power with respect to 1,359,600 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the number of shares of Common Stock owned beneficially as of April 1, 1995 by each director or nominee, each of the executive officers named in the Summary Compensation Table and by all current directors and executive officers as a group. As of April 1, 1995, the percentage of shares of Common Stock beneficially owned by any director or nominee, named executive officers or by all directors and executive officers as a group, did not exceed one percent of the issued and outstanding Common Stock. Unless otherwise noted, each individual has sole voting and investment power.

                                                          SHARES OF COMMON STOCK
                                                          OWNED BENEFICIALLY AS
                                                          OF APRIL 1, 1995(a)(b)
                                                          ----------------------
   William T. Butler.....................................          3,751
   D. Travis Engen.......................................            -0-(c)
   Bob G. Gower..........................................        227,106(d)
   Stephen F. Hinchliffe, Jr. ...........................          4,000(e)
   Dudley C. Mecum II....................................          1,700
   Jeffrey R. Pendergraft................................         43,540
   Dan F. Smith..........................................         38,051
   Paul R. Staley........................................          1,250
   Debra L. Starnes......................................         24,802(f)
   Russell S. Young......................................         44,620(g)
   All directors and officers as a group.................        540,766(h)

--------
(a) Includes shares held by the trustees under the Lyondell Capital Accumulation Plan and the Lyondell Savings Investment Plan for the accounts of participants as of December 31, 1994.
(b) The amounts shown include shares that may be acquired within 60 days following April 1, 1995 through the exercise of stock options, as follows:
    Mr. Gower, 170,937; Mr. Smith, 30,216; Mr. Pendergraft, 38,035; Mr. Young, 31,354; Ms. Starnes, 21,924 and all directors and executive officers as a group, including those just named, 326,458.
(c) Mr. Engen was elected to the Board of Directors as of April 1, 1995.
(d) Does not include 5,000 ARCO Notes held by Mr. Gower. The ARCO Notes are convertible at maturity into Lyondell Common Stock or, at ARCO's option, cash.
(e) Does not include 1,000 shares held by a trust of which Mr. Hinchliffe is a trustee, as to which shares he disclaims beneficial ownership.
(f) Does not include 3,567 shares owned by Ms. Starnes' spouse, as to which shares she disclaims beneficial ownership.
(g) Does not include 1,100 shares owned by Mr. Young's spouse, as to which shares he disclaims beneficial ownership.
(h) Does not include 5,667 shares owned by spouses and a trust, as to which shares beneficial ownership is disclaimed.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that such reports accurately reflect all reportable transactions and holdings, during the fiscal year ended December 31, 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with. During 1993, one of the Company's officers acquired shares of the Company's Common Stock through a conversion in an exempt benefit plan and this acquisition, which involved less than 1,000 shares, was reported as a late filing on a Form 5 filed in February 1995.

                             ELECTION OF DIRECTORS

                              Item 1 on Proxy Card

  In August 1994, the five officers of ARCO who had served as directors of Lyondell resigned in connection with the ARCO Note Offering, including Mike R. Bowlin, then the Chairman of the Board. At that time, the size of the Board was decreased to six, and Bob G. Gower was elected Chairman of the Board. Effective April 1, 1995, the size of the Board was increased to seven and one new director, D. Travis Engen was elected to the Board.

  Pursuant to the Company's Certificate of Incorporation and its By-Laws, the members of the Board of Directors serve for one-year terms, and until their successors are elected and qualified. The Board of Directors has selected the nominees listed below for election to the Board.

  Unless authority to vote for directors is withheld in the proxy, the persons named in the accompanying proxy intend to vote for the election of the seven nominees listed below. The directors will be elected by a plurality of the shares of Common Stock of the Company voted at the meeting.

  All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE LISTED BELOW. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

  The following biographical information is furnished with respect to each of the nominees for election at the annual meeting. The information includes age as of April 1, 1995, present position, if any, with Lyondell, period served as director, and other business experience during the past five years. The positions referred to beneath a director's name refer to positions with Lyondell unless stated otherwise.

William T. Butler, 62...  Dr. Butler was elected a Director of the Company on
                           December 21, 1988, effective as of January 25, 1989. He has held his current position as President and Chief Executive Officer of Baylor College of Medicine (education and research) since 1979. He is also a director of First City Bancorporation of Texas, Inc., C. R. Bard, Inc. and Browning-Ferris Industries Inc.

                           Dr. Butler is a member of the Compensation
                           Committee, the Executive Committee and the Nominating Committee.

D. Travis Engen, 50......  Mr. Engen was elected a Director of the Company on
                            March 24, 1995, effective as of April 1, 1995. He has held his current position as Executive Vice President and a member of the Management Policy Committee of ITT Corporation since 1991. He held the position of Senior Vice President of ITT Corporation and President and Chief Executive Officer of ITT Defense Inc. from 1987 to 1991. From 1979 to 1985, he served in various positions with Allied Signal Corporation and he has prior business experience with Republic Electronic Industries Corporation and Bell Aerospace.

Bob G. Gower, 57.........  Mr. Gower was elected Chairman of the Board of
 Chairman of the Board and  Directors of the Company on August 31, 1994. Mr.
 Chief Executive Officer    Gower has served as Chief Executive Officer of the
                            Company since October 24, 1988 and has been a Director of the Company since June 27, 1988. He has been President of Lyondell and its predecessor, the Lyondell Division, since the formation of the Lyondell Division in April 1985.
                            Prior to 1989, Mr. Gower served in various positions with ARCO, including Senior Vice
                            President of ARCO. He is also a director of Keystone International and on the advisory board of Texas Commerce Bank-Houston.

                            Mr. Gower is Chairman of the Executive Committee and is a member of the Nominating Committee.

Stephen F. Hinchliffe,     Mr. Hinchliffe was elected a Director of the
Jr., 61..................   Company on March 1, 1991. Since 1988, he has held
                            his current position of Chairman of the Board and Chief Executive Officer of BHH Management, Inc., the managing partner of Leisure Group, Inc.
                            Previously, he served as Chairman of the Board of Leisure Group, Inc. (a manufacturer of consumer products), which he founded in 1964.

                            Mr. Hinchliffe is Chairman of the Compensation Committee and a member of the Audit Committee.

Dudley C. Mecum II, 60...  Mr. Mecum was elected a Director of the Company on
                            November 28, 1988, effective as of January 25, 1989. He has held his current position as a partner with G. L. Ohrstrom & Company (merchant banking) since August 1989. Previously he was Chairman of Mecum & Associates (management consulting) from December 1987 to August 1989. He served as Group Vice President and director of Combustion Engineering Inc. from 1985 to December 1987, and as a managing partner of the New York region of Peat, Marwick, Mitchell & Co. from 1979 to 1985. He is also a director of The Travelers, Inc., Dyncorp, VICORP Restaurants, Inc., Fingerhut Companies, Inc. and Roper Industries, Inc.

                            Mr. Mecum is Chairman of the Audit Committee and a member of the Compensation Committee.


Dan F. Smith, 48.........  Mr. Smith was elected President of the Company on
 President and Chief        August 31, 1994. Mr. Smith was Executive Vice
 Operating Officer          President from May 1993 to August 1994 and has
                            been Chief Operating Officer since May 1993. Mr.
                            Smith was elected a Director of the Company on October 24, 1988. He served as Vice President
                            Corporate Planning of ARCO from October

                           1991 until May 1993. He previously served as Executive Vice President and Chief Financial Officer of the Company from October 1988 to October 1991 and as Senior Vice President of Manufacturing of Lyondell, and its predecessor, the Lyondell Division, from June 1986 to October 1988. From August 1985 to June 1986 Mr. Smith served as Vice President of Manufacturing for the Lyondell Division. He joined the Lyondell Division in April 1985 as Vice President, Control and Administration. Prior to 1985, he served in various financial, planning and manufacturing positions with ARCO. Mr. Smith is also a director of ABS Group of Companies, Inc., a subsidiary of American Bureau of Shipping.

                           Mr. Smith is a member of the Executive Committee.

Paul R. Staley, 65......  Mr. Staley was elected a Director of the Company on
                           November 28, 1988, effective as of January 25, 1989. He has held his current position as Chairman of the National Vision Foundation since August 1994. He held the position of Chairman of the Executive Committee of the Board of Directors of P.
                           Q. Corporation (an industry supplier of silicates) from January 1991 until August 1994. He also held the positions of President and Chief Executive Officer of P.Q. Corporation from 1973 and 1981, respectively, until January 1991.

                           Mr. Staley is Chairman of the Nominating Committee and a member of the Audit Committee.

                             EXECUTIVE COMPENSATION

  The following table sets forth information as to the Chief Executive Officer and the next four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                 --------------------
                                    ANNUAL COMPENSATION            AWARDS    PAYOUTS
                               --------------------------------- ---------- ---------
                                                                 SECURITIES
                                                                 UNDERLYING   LTIP        ALL OTHER
   NAME AND PRINCIPAL                                     OTHER   OPTIONS    PAYOUTS     COMPENSATION
        POSITION          YEAR SALARY ($)   BONUS ($)(A)  ($)(B)   (#)(C)    ($)(C)         ($)(D)
   ------------------     ---- ----------   ------------  ------ ---------- ---------    ------------
Bob G. Gower............  1994  587,646       $670,557(e) 70,418   57,300   1,146,152       77,284
Chairman,                 1993  555,099        460,000    74,499   56,500     964,452       60,357
Chief Executive Officer   1992  527,215            -0-    26,149   42,200     829,116       57,553
Dan F. Smith............  1994  409,000       383,175(e)  11,722   25,000      86,396(f)    55,549
President,                1993  247,651(g)     220,000     4,115      -0-         -0-      950,130(h)
Chief Operating Officer   1992      -0-            -0-       -0-      -0-     423,987          -0-
Jeffrey R. Pendergraft..  1994  238,139       143,691(e)   8,736   13,500     252,457       34,006
Senior Vice President,    1993  221,934         97,500     9,754   17,200     216,480       27,051
General Counsel &
 Secretary                1992  213,277            -0-     3,307   11,700     186,629       22,086
Russell S. Young........  1994  230,765       143,691(e)  19,648   13,500     196,916       36,900
Senior Vice President,    1993  206,338         97,500    17,347   14,500     180,698       29,130
Chief Financial Officer,  1992  186,722            -0-     6,988    8,200     155,341       19,513
Treasurer
Debra L. Starnes........  1994  184,943       143,691(e)   9,064    8,600     141,376       29,571
Senior Vice President,    1993  164,443         74,500     6,851   12,400     105,066       20,316
Petrochemicals, Business  1992  156,846            -0-     7,055    7,000      90,323       25,892
Management & Marketing

--------
(a) Special bonuses were paid in 1993 in recognition of the executive officers' and other key employees' significant contributions during 1992 and 1993 to the successful completion of the Company's refining venture with CITGO Petroleum Corporation and Lagoven S.A. These amounts are included in the bonus column for 1993 in addition to the annual bonus paid pursuant to the Company's incentive plan that was in effect at that time.
(b) Includes imputed income in respect of the Long-Term Disability Plan, tax gross-ups in respect of financial counseling reimbursements and in respect of other miscellaneous items, and the amount of incremental interest accrued under the Executive Deferral Plan that exceeds 120 percent of a specified IRS rate. "Tax gross-ups" refers to the additional reimbursement paid to a recipient to cover the federal income tax obligations associated with the underlying benefit, including an additional amount, based on maximum applicable income tax rates.
(c) The LTIP provides for the granting of stock options, the right to receive performance units under certain circumstances and a cash payment in respect of dividend share credits as described in this footnote. The Performance units are payable on the third anniversary date of the award. The right to receive payment of Performance Units, and the amount of such payment depends on the extent to which performance targets based on the return to stockholders as compared to certain other companies in the industry are achieved by the Company at the end of the three year period. No performance units are currently outstanding. Amounts shown in the LTIP Payouts column represent payment of performance units (including associated dividend share credits) awarded under the Company's Executive Long-Term Incentive Plan (the "LTIP").

    Dividend share credits are allocated to an optionee's account whenever dividends are declared on shares of Common Stock. The number of dividend share credits to be allocated on each record date to an optionee's account is computed by multiplying the dividend rate per share of Common Stock by the sum of (i) the number of shares subject to outstanding options, (ii) the number of performance units and (iii) the number of dividend share credits then credited to the optionee's account and dividing the resulting figure by the fair market value of a share of Common Stock ("FMV") on such dividend record date. As future dividends are declared, the participant will receive dividend share credits not only on the number of shares covered by unexercised options and the number of performance units but also on the number of dividend share credits in the participant's account. The dividend crediting mechanism will continue to operate in this manner (i) with respect to options, until the participant exercises such options or the options expire, and (ii) with respect to performance units, until payment is made (or not made, as the case may be) in respect of performance units. Dividend share credits do not represent earned compensation and have no definite value, if any, until the date on which the options or performance units, as applicable, in respect of which such credits have been allocated, are exercised or paid. See footnote (b) to the Aggregated Option Exercises and Fiscal Year-End Option Values Table. Dividend share credits are canceled upon an optionee's termination of employment under certain specified circumstances. In addition to the dollar amounts shown in the LTIP Payouts column, the number of dividend share credits accrued to the accounts of the named executives during 1994, 1993 and 1992, respectively, is as follows: Mr. Gower: 10,273, 13,819 and 13,200; Mr.
    Smith: 1,867, 2,405 and 4,399; Mr. Pendergraft: 2,483, 3,414 and 2,885; Mr.
    Young: 2,077, 2,625 and 2,311; and Ms. Starnes: 1,470, 1,674 and 1,147.
(d) Includes contributions to the Executive Supplementary Savings Plan, incremental executive medical plan premiums, financial counseling reimbursements and certain amounts in respect of the Executive Life Insurance Plan, as follows:

                             YEAR MR. GOWER MR. SMITH MR. PENDERGRAFT MR. YOUNG MS. STARNES
                             ---- --------- --------- --------------- --------- -----------
   Executive Supplementary
    Savings Plan...........  1994  $47,012   $32,720      $19,051      $18,461    $14,795
                             1993  $44,408   $19,812      $17,754      $16,507    $13,155
                             1992  $42,177   $   -0-      $17,062      $14,938    $14,938
   Incremental Medical Plan
    Premiums...............  1994  $ 8,165   $ 8,165      $ 8,165      $ 8,165    $ 8,165
                             1993  $ 4,301   $ 2,867      $ 4,301      $ 4,301    $ 4,301
                             1992  $ 4,104   $   -0-      $ 4,104      $ 4,104    $ 4,104
   Financial Counseling
    Reimbursement..........  1994  $ 7,460   $10,610      $ 3,395      $ 6,645    $ 4,785
                             1993  $ 7,735   $   -0-      $ 3,975      $ 7,235    $ 2,180
                             1992  $ 8,885   $   -0-      $   920      $   100    $ 6,850
   Executive Life Insurance
    Plan...................  1994  $14,647   $ 4,054      $ 3,395      $ 3,629    $ 1,826
                             1993  $ 3,913   $ 1,770      $ 1,021      $ 1,087    $   680
                             1992  $ 2,387   $   -0-      $   -0-      $   371    $   -0-

(e) Effective in 1995, the Company has adopted, subject to stockholder approval, a new executive compensation program, the Value Share Plan, the terms of which are more fully described elsewhere in this Proxy Statement. The bonuses paid with respect to 1994 were made based on the criteria of this new plan.
(f) Represents an amount prorated for the number of months during the three-year period that Mr. Smith was an executive officer of the Company.
(g) Mr. Smith was elected Executive Vice President and Chief Operating Officer on May 6, 1993. The salary figure for 1993 is the amount paid to Mr. Smith for his service from that date. Mr. Smith had previously served as an executive officer of the Company from its formation to October 1991.
(h) Includes relocation expenses in connection with his relocation to Houston of $540,000 for the loss from the sale of a home. Mr. Smith also received $370,000 as a tax gross-up in connection with that loss, which is included in this column along with $15,681 which is the deemed value of the interest-free portion of a bridging loan made to Mr. Smith during 1993 in connection with his relocation to Houston.

                       EXECUTIVE LONG-TERM INCENTIVE PLAN

  The LTIP provided for the granting of stock options, the right to receive performance units under certain circumstances and a cash payment in respect of dividend share credits. The following table describes the grants in 1994 to the named executive officers of stock options and certain other information with respect to the exercise of stock options. No performance units were granted in 1994. Additional information with respect to payouts in 1994 of performance units under the LTIP is contained in the Summary Compensation Table. Commencing in 1995, no additional grants of stock options or performance units will be made to executive officers pursuant to the LTIP, although dividend share credits will continue to accrue on outstanding stock options. Please see the discussion of the proposed new executive compensation program elsewhere in this Proxy Statement.

                                    OPTIONS
                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information regarding stock options granted to the named executive officers during 1994. The values assigned to each reported option are shown using a variation of the Black-Scholes option pricing model. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date.


                                                 INDIVIDUAL GRANTS(A)
                         --------------------------------------------------------------------
                             NUMBER OF      % OF TOTAL OPTIONS
                             SECURITIES         GRANTED TO
                             UNDERLYING        EMPLOYEES IN    EXERCISE OR BASE  EXPIRATION   GRANT DATE PRESENT
          NAME           OPTIONS GRANTED(#)    FISCAL YEAR       PRICE ($/SH)       DATE         VALUE($)(B)
          ----           ------------------ ------------------ ---------------- ------------- ------------------
Mr. Gower...............       57,300               25%            $23.125      March 4, 2004      $699,920
Mr. Smith...............       25,000               11%             23.125      March 4, 2004       305,375
Mr. Pendergraft.........       13,500                6%             23.125      March 4, 2004       164,902
Mr. Young...............       13,500                6%             23.125      March 4, 2004       164,902
Ms. Starnes.............        8,600                4%             23.125      March 4, 2004       105,049

--------
(a) The ten-year options were granted on March 4, 1994 pursuant to the LTIP at an exercise price equal to the FMV on the date of grant. The options become exercisable in four equal annual installments beginning March 1995. Options and the dividend share credits associated with such options are canceled upon an optionee's termination of employment under certain specified circumstances. Stock options also carry eligibility for dividend share credits as described in footnote (c) to the Summary Compensation Table.
(b) The values shown reflect a variation of the Black-Scholes pricing model. The pricing model used by the Company includes the following assumptions: options are exercised at the end of the 10-year term; no premium for risk is assigned; the dividend yield is assumed to be the current yield on the date of grant; and a long-term (200 days) historical volatility rate is applied. The values relate solely to stock options (and not performance units) and do not take into account risk factors such as nontransferability and limits on exercisability. The values do take into account the fact that dividend share credits are allocated to an optionee's account whenever dividends are declared on shares of Common Stock.

  The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of December 31, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1994
                       AND FISCAL YEAR-END OPTION VALUES


                           NUMBER OF                        NUMBER OF SECURITIES
                          SECURITIES                       UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                          UNDERLYING                       OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                            OPTIONS                                END(#)           FISCAL YEAR-END($)(A)(B)
                         -------------                    ------------------------- -------------------------
          NAME           EXERCISED (#) VALUE REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------- ------------------ ----------- ------------- ----------- -------------
Mr. Gower...............      -0-             -0-           112,137      129,925     $423,867     $270,269
Mr. Smith...............      -0-             -0-            20,366       28,600       81,475       89,000
Mr. Pendergraft.........      -0-             -0-            25,385       34,300       98,032       65,475
Mr. Young...............      -0-             -0-            20,704       30,075       77,592       57,913
Ms. Starnes.............      -0-             -0-            13,799       22,525       51,609       40,041

--------
(a) The FMV of Lyondell Common Stock on December 31, 1994 was $25.875 per share.
(b) Each option carries with it the right to dividend share credits, as described in footnote (c) to the Summary Compensation Table. Set forth below is a calculation of the value of accrued dividend share credits, assuming exercise at December 31, 1994, of the in-the-money options. These hypothetical values have been calculated for illustration purposes only.

                                           EXERCISABLE UNEXERCISABLE
                                           ----------- -------------
         Mr. Gower........................  $707,630     $186,818
         Mr. Smith........................  $114,290     $ 40,520
         Mr. Pendergraft..................  $163,320     $ 46,808
         Mr. Young........................  $130,591     $ 36,639
         Ms. Starnes......................  $ 84,353     $ 27,686

                            ANNUAL PENSION BENEFITS

  The following table shows estimated annual pension benefits payable to the Company's employees, including executive officers of the Company, upon retirement on January 1, 1995 at age 65 under the provisions of the Lyondell Retirement Plan and the Executive Supplementary Retirement Plan.

                               PENSION PLAN TABLE

  AVERAGE FINAL EARNINGS
 (BASE SALARY PLUS ANNUAL
 INCENTIVE PLAN AWARDS)--
 HIGHEST THREE CONSECUTIVE      APPROXIMATE ANNUAL BENEFIT FOR YEARS OF
YEARS OUT OF LAST TEN YEARS      MEMBERSHIP SERVICE INDICATED(A)(B)(C)
---------------------------   ------------------------------------------------
                                15        20        25        30        35
                               YEARS     YEARS     YEARS     YEARS     YEARS
                              -------   -------   -------   -------   -------
        $1,100,000            252,998   337,331   421,664   505,997   590,330
         1,000,000            229,898   306,531   383,164   459,797   536,430
           900,000            206,798   275,731   344,664   413,597   482,530
           800,000            183,698   244,931   306,164   367,397   428,630
           700,000            160,598   214,131   267,664   321,197   374,730
           600,000            137,498   183,331   229,164   274,997   320,830
           500,000            114,398   152,531   190,664   228,797   266,930
           400,000             91,298   121,731   152,164   182,597   213,030
           300,000             68,198    90,931   113,664   136,397   159,130
           200,000             45,098    60,131    75,164    90,197   105,230

--------
(a) The amounts shown in the above table are necessarily based upon certain assumptions, including retirement of the employee on January 1, 1995 and payment of the benefit under the basic form of allowance provided under the Lyondell Retirement Plan (payment for the life of the employee only with a guaranteed minimum payment period of 60 months). The amounts will change if the payment is made under any other form of allowance permitted by the Lyondell Retirement Plan, or if an employee's retirement occurs after January 1, 1995, since the "annual covered compensation level" of such employee (one of the factors used in computing the annual retirement benefits) may change during the employee's subsequent years of membership service. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts. The plans, however, provide a higher level of benefits for the portion of compensation above the compensation levels on which Social Security benefits are based.
(b) As of December 31, 1994, the credited years of service (rounded to the nearest whole number) under the Lyondell Retirement Plan for the named executive officers are: Mr. Gower, 31; Mr. Smith, 18; Mr. Pendergraft, 22; Mr. Young, 14; and Ms. Starnes, 19.
(c) All employees' (including executive officers') years of service with ARCO prior to the creation of Lyondell have been credited under the Company's retirement plans.

                         EXECUTIVE SEVERANCE AGREEMENTS

  In 1994, the Company entered into severance agreements with each of its executive officers. The severance agreements provide for the receipt by the executive officers of certain payments and benefits in the event of a "Change of Control" of the Company. A Change of Control occurs when (i) the Incumbent Directors (as defined in the severance agreements) cease to constitute at least a majority of the Board, (ii) the stockholders of the Company approve any merger, consolidation, recapitalization or sale of substantially all of the assets of the Company under circumstances where such stockholders would own less than 80 percent of the outstanding voting securities of the surviving entity, or where the Incumbent Directors would not constitute a majority of the Board of Directors immediately after such transaction, or such stockholders approve any plan or proposal for the liquidation or dissolution of the Company
(iii) any person or group, other than ARCO, holds or acquires, directly or indirectly, more than 20 percent of the Company's then outstanding voting securities, or (iv) ARCO acquires (other than in an inadvertent transaction that is effectively reversed) ownership, directly or indirectly, of more than 50 percent of the Company's then outstanding voting securities.

  In the event of a Change of Control, the severance agreements provide for the vesting of all of the executives' non-vested stock options (and dividend share credits with respect thereto) granted to the executive under the Company's Long-Term Incentive Plan. In the further event that there is a cessation of an active market for the Company's Common Stock at or within three years after the Change of Control, the Company is required to pay the executive a lump-sum payment based on the Black Scholes value (as of the date immediately preceding the cessation of an active market) and remaining term of the options for all of the executive's unexercised stock options, notwithstanding the possibility that the average exercise price of such options is in excess of the market value of the underlying Common Stock.

  The severance agreements provide for additional payments and benefits in the event the executive's employment with the Company is actually or constructively terminated at any time within three years following a Change in Control, including lump-sum payments based on three times the executive's base salary and targeted bonus, certain tax gross-up payments, additional pension benefits and benefits upon termination of the executive's deferral plan. The Company expects that a material portion of any payments required to be made under the severance agreements would be considered "parachute" payments under applicable Internal Revenue Code provisions and would therefore not be deductible for Federal Income Tax purposes by the Company. The agreements extend through August 1995 but are renewable at the request of the Company and upon specific approval of the Compensation Committee.

  The graph below compares the cumulative total return to stockholders of the Company with the cumulative total return to stockholders of the S&P 500 Stock Index and a group of 15 peer companies.

  The Peer Group is a composite index composed of independent refiners and commodity chemical manufacturers. The Peer Group consists of Ashland Oil, Inc.; Crown Central Petroleum Corporation; Diamond Shamrock, Inc.; Eastman Chemical; FINA, Inc.; The Geon Company; Georgia Gulf Corporation; Methanex Corporation; Nova Corporation of Alberta; Rexene Corporation; Sterling Chemicals, Inc.; Sun Company, Inc.; Tosco Corporation; Union Carbide Corporation and Valero Energy Corporation. All the companies in the Peer Group are included in the comparison group used for determinations of the competitiveness of executive salaries.

  Three companies are included in the Peer Group for the first time for the reasons described in this paragraph. The Geon Company became an independent public company in 1993 when B.F. Goodrich, which had previously been in the Peer Group spun off its chemical business to create The Geon Company and sold all of its interest in that entity to the public through a series of public offerings. Therefore, the Company believes it was appropriate to replace B.F. Goodrich with Geon in the Peer Group. In addition, Quantum Chemical Corporation, which had previously been in the Peer Group, was taken private in 1993 and no longer has comparative data available. The Company believes that it is appropriate to maintain a balance of petrochemical companies and refiners in its Peer Group and therefore Eastman Chemical Company (which became an independent public company in 1993) and Methanex Corporation (which is the successor to Ocelot Industries, Inc., effective in 1992) were selected as replacements and additions to the Peer Group because their businesses are of a comparable nature and scale to key businesses of the Company.

                    COMPARISON OF 5-YEAR CUMULATIVE RETURNS


                          [PROXY GRAPH APPEARS HERE]

                                   1989    1990   1991    1992    1993    1994
                                  ------- ------ ------- ------- ------- -------
LYONDELL......................... $100.00 $85.28 $142.77 $167.59 $153.24 $193.22
S&P 500.......................... $100.00 $96.89 $126.42 $136.05 $149.76 $151.74
OLD PEER GROUP ONLY (a).......... $100.00 $85.06 $ 99.37 $ 92.86 $110.12 $134.22
NEW PEER GROUP ONLY (b).......... $100.00 $85.06 $ 99.37 $ 92.30 $105.54 $129.04

(a) Old Peer Group (13 companies, including Geon as a substitute for Goodrich.)
(b) New Peer Group (15 companies, including Geon as a substitute for Goodrich.)
(c) Group total returns are weighted by average annual market capitalization for Peer Group companies as of the beginning of each year and assume reinvestment of dividends. None of the 15 peer companies constituted more than 20 percent of the market capitalization of the entire Peer Group in 1994.

  PURSUANT TO SEC RULES, THIS SECTION OF THE PROXY STATEMENT IS NOT DEEMED
   "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE WITH THE COMPANY'S REPORT ON FORM 10-K.

                        LYONDELL PETROCHEMICAL COMPANY

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") has the responsibility for establishing and administering the compensation philosophy, policies, and plans for the top executive officers of the Company. The Committee conducts an annual review of executive compensation and approves all compensation, grants, and awards to executive officers of Lyondell. The Committee is comprised of three outside directors: Mr. Stephen F. Hinchliffe, Jr., Chairman, Mr. Dudley C. Mecum II, and Dr. William T. Butler.

  In 1994, the Compensation Committee initiated a comprehensive review of the Company's executive compensation programs. After interviewing a number of consultants, the Committee retained the services of a respected compensation consulting firm which specializes in executive compensation issues to assist in this process. Based on the study, the Committee developed a new performance-driven incentive plan.

EXECUTIVE COMPENSATION PHILOSOPHY

  The overriding principle behind the Company's compensation philosophy is that compensation must support the Company's primary objective of creating shareholder value and that superior compensation will be provided for superior performance. Specific elements of this philosophy are:

  . Performance should be defined in terms of measures that directly link to or strongly influence Lyondell's shareholder value and achievement of strategic business and other performance objectives

  . Executive base salaries should be comparable to salaries for similar positions in a broad group of industrial and chemical companies which are similar to Lyondell, with incentives varying substantially commensurate with the Company's performance and designed to account for the cyclical nature of the Company's businesses

  . The compensation programs should foster a team orientation and a high degree of cooperation and coordination among top management

  . Substantial ownership in the Company's stock among executives should be highly encouraged so that management interests are closely aligned with shareholders in terms of both risk and reward

  Driven by this philosophy, the Company's executive compensation program has been designed to encourage a long-term performance orientation, with performance measures that are strongly related to shareholder value creation. Further, the program is designed to facilitate ownership of Company stock. As a result, the Company's total compensation package is designed to be highly sensitive to the Company's performance, defined in terms of shareholder value creation.

 (1) Base Salary

  Pursuant to the compensation philosophy of emphasizing performance-oriented pay, Lyondell's executive base salaries generally are positioned at the 50th percentile of the market according to nationally recognized surveys for industrial and chemical companies. Salaries for executives who are new to their positions may be set at below market levels.

  In 1994, executive base salaries were increased according to merit increase guidelines which were established using survey and proxy data. The amount of merit increase was primarily based on individual performance and competitive data derived from the survey and proxy data. However, internal equity factors also were considered.

  The Compensation Committee recently assessed market pay by position by relying on both published survey and proxy data. Published surveys covered a group of industrial and chemical companies. Proxy data covered specific companies considered to be comparable to Lyondell because of the business in which they operate. Using this data, salary adjustments were made in 1995 such that salaries for most executives were set at the median of the market. Salaries for those new in their positions, however, were set below the median of the market.

  In the years in which external salary assessments will not be conducted, the Compensation Committee intends to increase executive salaries commensurate with the increases reported by at least two nationally recognized surveys. Salary increases for those new in their positions and currently below their market medians may be higher than the market to bring their salaries up to the median over time.

 (2) Incentives

  Long Term Incentive Plan

  The Long Term Incentive Plan (the "LTIP") provides for the award of non-qualified stock options and performance units.

  To determine the number of stock options granted in 1994, the Committee considered Company and individual performance in 1993. Specific criteria used to assess performance included Lyondell's total return to shareholders compared to a peer group identified in the cumulative total shareholder return graphs included in this proxy statement (which is a self-selected group of independent refiners and petrochemical producers that competes in the Company's primary business segments), cash flow, earnings, return on capital employed, productivity improvements, and personal performance. The Committee did not assign any specific weights to these factors in considering Lyondell's overall performance for the year. In 1994, the officers, including the chief executive officer, received stock options based on this performance assessment for 1993 and a competitive review of total compensation.

  The Committee considers the Company's financial and strategic performance to be exceptional and the total incentives paid in 1994 to be consistent with the Company's executive compensation philosophy. The Committee does not contemplate making future grants of stock options or performance units to the executives.

  Value Share Plan.

  In 1995, Lyondell executives will be eligible to participate in a newly developed incentive plan, the Value Share Plan (the "Plan") which is being submitted to the shareholders for their approval (see the description of the Plan on page 24 of the Proxy Statement) which Plan is designed to replace the Company's current incentive plans. The Plan is designed to provide participants with an incentive to maximize the long-term creation of shareholder value and encourage significant ownership of Company stock.

  To determine incentive awards for fiscal year 1994, the Company retroactively applied certain principles of this new plan and therefore did not pay bonuses under its Annual Incentive Plan. For 1994, an award pool was created, comprised of 4.0% of Lyondell's Economic Value Added ("EVA"), averaged over the last five years, and 1.25% of Lyondell's average 5-year Market Value Added ("MVA"). EVA measures the Company's cash flow performance in excess of a capital charge, which is calculated by multiplying the capital invested in the Company by the Company's weighted average cost of capital. MVA measures changes in the market value of the Company's equity, plus the value of dividends as if they had been reinvested in the Company's stock. Based on this formula, an award pool of $4,747,627 was created for 1994. This award pool represents 4.0% of 5-year average EVA, which was $18,443,266, and 1.25% of 5-year average MVA, which was $320,791,693.

  In addition, a discretionary annual award pool of $1,000,000 was created for 1994, based on the Committee's subjective assessment of Lyondell's performance over the course of the year. In determining the size of this pool, the Committee took into account accomplishments relating to customer satisfaction, corporate responsibility, including safety and environmental performance, employee productivity and 1994 financial performance. The Committee also took into account outstanding examples of employee productivity, including the prompt and innovative actions that enabled the Company to keep the plants operating and customers supplied during the flooding on the San Jacinto River and resulting pipeline disruptions and the successful turnarounds done in 1994.

  The formula and discretionary award pools were allocated to a total of 10 executives, including the Chief Executive Officer, who in the opinion of the Committee, have the opportunity to significantly impact the long-range success and value of the Company. One-third of the calculated value of each individual's award was paid out in cash, one-third will be paid out in restricted stock, subject to the approval of the restricted stock plan by shareholders (see the description of the Plan on page 24 of the Proxy Statement). One-third will be paid out at the times that the restricted stock vests in an amount equal to the value of the restricted stock at the time of vesting.

 Stock Ownership Guidelines

  The Committee has adopted stock ownership guidelines for participants in the Value Share Plan. Within five years, participants are requested to own a specific number of shares of Lyondell Common Stock depending upon their position level as follows:

                                                                NUMBER OF SHARES
                                                                REQUESTED TO BE
          POSITION                                                   OWNED
          --------                                              ----------------
      Chief Executive Officer..................................     125,000
      Chief Operating Officer..................................      60,000
      Senior Vice President....................................      25,000
      Vice President...........................................      15,000

  Shares which are beneficially owned, other than unexercised stock options and unvested restricted stock, will count toward fulfillment of the ownership guidelines.

CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION

  In 1994, the Compensation Committee determined the compensation of Mr. Gower, Lyondell's Chairman and Chief Executive Officer, in substantially the same manner as the compensation for all other officers. Consistent with standard compensation practices for chief executive officers, as indicated by survey data, a greater portion of Mr. Gower's total compensation is provided through incentive awards.

  In 1994, Mr. Gower's salary was raised from $575,000 to $600,000. This salary increase was consistent with the merit guidelines approved by the Compensation Committee. The amount of merit increase was primarily based on individual performance and competitive data. In August 1994, Mr. Gower was appointed Chairman of the Board, in addition to his chief executive responsibilities. The Committee did not take any salary action for Mr. Gower at that time.

  In March 1994, Mr. Gower received a stock option grant of 57,300 shares under the LTIP. The Compensation Committee believes that such an award is appropriate in that Lyondell generally outperformed its peers during 1993 as measured by the financial and strategic indicators earlier in this Report, delivered above average returns to shareholders, and achieved most of its 1993 goals.

  In March 1995, Mr. Gower received an incentive award for 1994 based on Lyondell's EVA, averaged over the last five years, Lyondell's average 5-year MVA, plus a discretionary assessment of the Company's performance. Based on his responsibilities and competitive pay considerations, Mr. Gower was allocated 35% of the formula and discretionary award pools. As a result, Mr. Gower's incentive cash award was $670,557. The Committee believes that this award is appropriate given the Company's significant achievements in creating value, as measured by EVA and MVA, as well as its financial and strategic success.

  Mr. Gower's compensation package continues to include a large portion which is at risk as to its ultimate value. The Compensation Committee believes that Mr. Gower's pay mix, coupled with the design of his compensation package, continues to align his rewards and incentives with shareholder interests.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

  Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") limits the deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and the next four highest paid officers during any fiscal year, beginning with 1994, unless such compensation meets certain requirements.

  The Board of Directors is submitting to shareholders for approval the Plan and the Restricted Stock Plan, which plans will replace the Company's annual bonus plan and the LTIP. Upon approval, the Company believes that the compensation paid pursuant to the Plan will be largely deductible. The Committee seeks to qualify for deductibility where feasible, but retains the discretion to pay non-deductible compensation if that would be in the best interests of the Company and shareholders under the circumstances.

COMPENSATION COMMITTEE MEMBERS

  The Compensation Committee strongly believes that shareholders are well served by Lyondell's executive management team and that the executive compensation philosophy and programs that have been established support the long-term success of the Company. This report is submitted by the Compensation Committee of the Board of Directors of Lyondell.

  Respectfully submitted,

  Stephen F. Hinchliffe, Jr., Chairman
  Dr. William T. Butler
  Dudley C. Mecum II

  THE COMPENSATION COMMITTEE

                   TRANSACTIONS BETWEEN THE COMPANY AND ARCO

  Lyondell was a division of ARCO until July 1988 when ARCO transferred the assets of its Lyondell division to a wholly-owned subsidiary, Lyondell Petrochemical Company. In January 1989, ARCO completed an initial public offering of Lyondell's Common Stock. In connection with the transfer of assets and liabilities to Lyondell, the Company and ARCO entered into a number of agreements for the purpose of defining their ongoing relationships. In addition, in July 1987, the Lyondell Division and ARCO Chemical Company ("ARCO Chemical"), then a wholly-owned (and now an 83.3 percent owned) subsidiary of ARCO, entered into a number of agreements in connection with the organization of ARCO Chemical. None of these agreements was the result of arm's-length negotiations between independent parties. It was the intention of the Company, ARCO and ARCO Chemical that such agreements and the transactions provided for therein, taken as a whole, accommodate the parties' interests in a manner that was fair to the parties, while continuing certain mutually beneficial joint arrangements. The Audit Committee of the Board of Directors of the Company, none of the members of which are affiliated with the Company (including LYONDELL-CITGO Refining Company Ltd.,("LCR")), ARCO or ARCO Chemical, has determined that such agreements, taken as a whole, were in its opinion fair to the Company and its stockholders. Because of the complexity of the various relationships between the Company, ARCO and its direct and indirect subsidiaries, including ARCO Chemical (together, "ARCO Affiliates"), however, there can be no assurance that each of such agreements, or the transactions provided for therein, has been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

  The terms and provisions of many of those initial agreements have been modified subsequently or supplemented and additional or modified agreements, arrangements and transactions have been and will continue to be entered into by the Company and ARCO Affiliates. Any such future agreements, arrangements and transactions will be determined through negotiation between the Company and ARCO Affiliates and it is possible that conflicts of interest will be involved. Future contractual relations among the Company and ARCO Affiliates will be subject to certain provisions of the Company's Certificate of Incorporation. See "Certificate of Incorporation Provisions Relating to Corporate Conflicts of Interest." In addition, the Audit Committee of the Board of Directors has adopted a set of guidelines for the review of all agreements entered into between the Company and ARCO Affiliates. These guidelines include a provision that, at least annually, the Audit Committee will review such agreements, or the transactions provided for therein, to assure that such agreements are, in its opinion, fair to the Company and its stockholders. See "BOARD OF DIRECTORS--Audit Committee."

  For the year ended December 31, 1994, Lyondell (including LCR) paid ARCO Affiliates an aggregate of approximately $45 million. For the year ended December 31, 1994, Lyondell recorded revenues of approximately $314 million from sales to ARCO Affiliates, of which $310 million represented sales to ARCO Chemical. Sales to ARCO Chemical accounted for approximately 17 percent of total revenues from sales of petrochemical products (including intersegment sales) and approximately eight percent of total revenues.

  THE FOLLOWING IS A SUMMARY OF CERTAIN AGREEMENTS, ARRANGEMENTS AND TRANSACTIONS AMONG THE COMPANY AND ARCO AFFILIATES EFFECTIVE DURING THE PAST FISCAL YEAR, AS WELL AS CERTAIN AGREEMENTS, ARRANGEMENTS AND TRANSACTIONS THAT ARE CURRENTLY PROPOSED.

REGISTRATION RIGHTS AGREEMENT

  Subject to the terms and conditions of a registration rights agreement ("Registration Rights Agreement") entered into with Lyondell in connection with the ARCO Note Offering, ARCO agreed that it will not, without the prior approval of Lyondell's Board of Directors, prior to the maturity of the ARCO Notes, (i) initiate or solicit proposals by a single entity or a group of affiliated entities to acquire all or substantially all of ARCO's Lyondell Common Stock or otherwise to acquire Lyondell, (ii) take action by written consent in lieu of a meeting of Lyondell's stockholders or cause to be called any special meeting of Lyondell's stockholders, (iii) initiate or propose, or solicit proxies in respect of, stockholder proposals with respect to the Company, or (iv) solicit proxies or written consents in respect of replacing or adding members of the Lyondell Board of Directors.

  Under the terms and conditions of the Registration Rights Agreement, ARCO also agreed that it will not, without the prior approval of Lyondell's Board of Directors or except upon exchange of the ARCO Notes as contemplated by the prospectus for the ARCO Notes, prior to one year following the maturity date of such ARCO Notes dispose of (or enter into an agreement contemplating the disposition of) all or any portion of its Lyondell Common Stock in a private sale to a single entity or a group of affiliated entities, provided that this agreement will not restrict ARCO from selling all or any portion of its Lyondell Common Stock (i) in a public offering intended to result in widespread distribution; (ii) in a Rule 144 transaction under the Securities Act of 1933 (the "Securities Act") in accordance with the volume limitations set forth therein; (iii) in a Rule 144A transaction intended to result in widespread distribution to institutional buyers; or (iv) pursuant to a tender offer or exchange offer by Lyondell or a third party or a merger or other business combination including Lyondell that is not solicited by ARCO and in which ARCO is treated on substantially comparable terms with other holders of Lyondell Common Stock. Notwithstanding the foregoing, ARCO is not precluded from (i) participating in any self tender offer or exchange offer or open market purchase program conducted by Lyondell, (ii) voting its shares of Lyondell Common Stock as it deems proper, or (iii) disclosing (including in response to private inquiries) either its intentions concerning matters to be brought before Lyondell's stockholders or making such disclosures as ARCO determines appropriate in compliance with its obligation under the federal securities laws.

  Pursuant to the Registration Rights Agreement, ARCO has the right to require the Company to use its best efforts to file up to three registration statements under the Securities Act covering ARCO shares of Lyondell Common Stock. ARCO also has the right, if the Company files a registration statement, to require the Company to register ARCO's shares of Common Stock for sale under the Securities Act on such registration statement. If the exercise by ARCO of such "piggyback registration rights" would result in the registration of a number of shares of Common Stock, that in the judgment of the managing underwriter for such proposed offering exceeds the number which can be sold in the offering, the number of shares that ARCO initially intended to register shall be reduced. ARCO has agreed to pay all costs and expenses relating to the exercise of its "demand" registration rights. In the event of a "demand" registration, ARCO and the Company will indemnify the underwriters of the offering for certain liabilities, including liabilities under the Securities Act in connection with any such registration, except that in the event that ARCO owns less than 20 percent of the Lyondell Common Stock, the Company will indemnify both ARCO and the underwriters.

CROSS-INDEMNITY AGREEMENT

  In connection with the transfer by ARCO of substantially all of the assets and liabilities of its Lyondell Division to the Company, the Company and ARCO executed a Cross-Indemnification Agreement (the "Cross-Indemnity Agreement"). In the Cross-Indemnity Agreement, the Company agreed generally to indemnify ARCO against substantially all fixed and contingent liabilities relating to the integrated petrochemical and petroleum processing business and certain assets of the Lyondell Division. The liabilities assumed by the Company include the following, to the extent not covered by ARCO's insurance: (1) all liabilities and obligations of the Company and its combined subsidiaries, as of July 1, 1988; (2) all liabilities and obligations under contracts and commitments relating to the business of the Lyondell Division and certain assets relating thereto; (3) employment and collective bargaining agreements affecting the Company's employees; (4) specified pending litigation and other proceedings;
(5) federal, state, foreign and local income taxes to the extent provided in the Cross-Indemnity Agreement; (6) liabilities for other taxes associated with the Lyondell Division's business and certain assets relating thereto; (7) liabilities for any past, present or future violations of federal, state or other laws (including environmental laws), rules, regulations or other requirements of any governmental authority in connection with the business of the Lyondell Division and certain assets relating thereto; (8) existing or future liabilities for claims based on breach of contract, breach of warranty, personal or other injury or other torts relating to such integrated petrochemical and petroleum processing businesses and certain assets relating thereto; and (9) any other liabilities relating to the assets transferred to the Company or its subsidiaries. ARCO has indemnified the Company with respect to other claims or liabilities and other matters of litigation not related to the assets or business transferred by ARCO to the Company.

  The Cross-Indemnity Agreement includes procedures for notice and payment of indemnification claims and provides that a party entitled to indemnification for a claim or suit brought by a third party may require the other party to assume the defense of such claim. The Cross-Indemnity Agreement also includes a defense cost-sharing agreement, whereby the Company will bear its allocated defense costs for certain lawsuits.

SERVICES AGREEMENTS

  The Company and ARCO entered into an agreement effective January 1, 1991 and amended as of February 1992 (the "Administrative Services Agreement") under which ARCO agreed to continue to provide various transitional services to the Company that ARCO had been providing pursuant to previous administrative service agreements. The services that ARCO now provides the Company pursuant to the Administrative Services Agreement include telecommunications and certain computer-related services. The Administrative Services Agreement terminates no later than December 31, 1997, although it may be terminated in its entirety earlier than such date upon the terminating party providing the other party with at least one year's prior notice, and a party may elect to terminate some of the services it is receiving upon 30 days prior notice to the other party. The Administrative Services Agreement provides for an annual renegotiation of fees. ARCO earned a fee of approximately $1 million during 1994 for all of the services that it provided under the Administrative Services Agreement.

  Effective January 1, 1994, certain services that ARCO had previously been providing under the Administrative Services Agreement began to be provided pursuant to an agreement (the "Employee Services Agreement") covering various employee benefits administration and payroll services and an agreement (the "Investment Management Agreement") covering investment services with regard to the management of Lyondell's qualified employee benefit plan funds. Each of these agreements terminates on May 1, 1998, although it may be terminated in its entirety by ARCO (provided that ARCO no longer owns at least five percent of the outstanding Common Stock) by giving Lyondell at least two years prior notice. In addition, Lyondell may elect to terminate some or all of the services being provided upon thirty days prior notice. Upon termination of any or all services, ARCO will provide Lyondell with support and assistance to accomplish an orderly transition from ARCO's provision of the services to Lyondell's acquisition of comparable services. The Employee Services Agreement provides for substantially all services to be provided at a fee based on ARCO's costs and for the other services to be provided at mutually-agreed fees. The Investment Management Agreement provides for a renegotiation of fees from time to time. Lyondell paid ARCO an aggregate of $1 million in 1994 for services under these agreements.

  Effective January 1, 1991, the Company and ARCO entered into an agreement (the "Insurance Termination Agreement") which terminated the insurance coverage previously provided by ARCO and established procedures for the resolution of pending and future claims that are or will be covered under ARCO's policies in effect prior to January 1, 1991.

TECHNOLOGY TRANSFERS AND LICENSES

  Effective July 1, 1988, ARCO assigned to the Company numerous domestic and foreign trademarks and certain U.S. and foreign patents and granted the Company a nonexclusive license to use other trademarks containing the word "ARCO," to use ARCO's spark symbol as a logo and to use ARCO's color striping scheme. The Company paid ARCO approximately $50,000 under the terms of this license in 1994.

  In connection with the transfer of assets and liabilities relating to the Lyondell Division from ARCO to the Company, the Company and ARCO, effective July 1, 1988, entered into (i) a License Agreement pursuant to which ARCO licensed to the Company on a nonexclusive, royalty-free basis certain rights (including Lyondell's right to sublicense to third parties, in some cases without accounting to ARCO) to ARCO's technology and intellectual property related to certain operations or assets of the Company, (ii) a technology assignment agreement pursuant to which legal title to certain other technology and intellectual property useful in the Company's business (including, without limitation, technology relating to olefins, including product flexibility) was transferred to the Company; provided, however, that except for technology relating to the product flexibility unit, ARCO retained a nonexclusive license to use the technology and property rights in ARCO's other operations, and (iii) an immunity from suit agreement in respect of the Company's right to use all remaining technology in the possession of the Company prior to July 1, 1988. During 1990, the Company and ARCO entered into a series of amendments to these agreements designed to clarify the parties' rights under the original technology transfer. In addition, Lyondell and ARCO executed a patent maintenance agreement pursuant to which ARCO agreed to maintain certain patents licensed to Lyondell. Lyondell and ARCO also entered into a letter agreement granting Lyondell the right to obtain additional licensing rights.

AGREEMENTS BETWEEN THE COMPANY AND ARCO PIPE LINE COMPANY

  The Company has entered into several contracts with ARCO Pipe Line Company ("ARCO Pipe Line") pursuant to which the Company: (1) leased certain pipelines and pipeline segments from ARCO Pipe Line at annual rental rates which include recovery of operating costs, return on capital investment and inflation escalators; (2) acquired the services of ARCO Pipe Line to operate various groups of pipelines owned by the Company; and (3) entered into a throughput and deficiency commitment for volumes at tariff rates for transportation of crude oil and other products. Certain of these contracts that relate to the refining business were assigned to LCR as of July 1, 1993. The Company and LCR paid ARCO Pipe Line approximately $21 million during 1994 for rental fees and services under these contracts.

  In April 1994, the Company and ARCO Pipe Line concluded negotiations that extend the term of the Company's lease of ARCO Pipe Line's pipeline system described in clause (1) of the foregoing paragraph through December 31, 2023. Absent major regulatory changes, the terms and conditions of this lease extension will not be materially different from the current lease. ARCO Pipe Line also owns various easements and licenses for its pipelines and related equipment located on the property of the Company or LCR and has performed services relating to the pipeline systems. The Company (including LCR) also ships products over common carrier pipelines owned and operated by ARCO Pipe Line pursuant to filed tariffs on the same basis as other non-affiliated customers.

AGREEMENTS BETWEEN THE COMPANY AND ARCO CHEMICAL

  Lyondell provides to ARCO Chemical a large portion of the feedstocks (including benzene, ethylene, propylene and methanol) purchased by ARCO Chemical for its manufacturing facilities located at Channelview, Texas. Pricing arrangements under these contracts are generally representative of prevailing market prices. Lyondell also provides certain nominal plant services at the aforementioned plants. ARCO Chemical in turn provides certain feedstocks and supplies to Lyondell at market-based prices.

  The Company sells MTBE (produced at one of the Company's two MTBE units) to ARCO Chemical at market-based prices. The term of this agreement extends through June 30, 1995. Production from the Company's second MTBE unit is dedicated to LCR; however, the Company has agreed to sell to ARCO Chemical MTBE produced at the Company's second MTBE unit that is in excess of LCR's requirements at market-based prices.

AGREEMENTS BETWEEN THE COMPANY AND ARCO PRODUCTS COMPANY

  Lyondell has entered into a nine year supply agreement beginning April 1996 with ARCO Products Company ("ARCO Products") wherein Lyondell is committed to sell and ARCO Products is committed to buy approximately 6,000 barrels of alkylate per day at market-based prices.

OTHER AGREEMENTS BETWEEN THE COMPANY AND ARCO

  Lyondell has purchased and LCR continues to purchase certain of its crude oil requirements from ARCO Affiliates under short-term arrangements at prices based on market values at the time of delivery. LCR also purchases crude oil from ARCO Affiliates from time to time on the spot market at then-current spot market prices. The Company and LCR also purchased natural gas and natural gas liquids from ARCO Affiliates during 1994 on the spot market at then-current spot market prices.

  The Company (including LCR) also sold products to ARCO Affiliates, including crude oil resales and sales of heating oil and lube oil at market-based prices.

DISPUTE RESOLUTION AGREEMENT

  In April 1993, the Company, ARCO and ARCO Chemical entered into a Dispute Resolution Agreement that mandates a procedure for negotiation and binding arbitration of significant commercial disputes among any two or more of the parties.

CERTIFICATE OF INCORPORATION PROVISIONS RELATING TO CORPORATE CONFLICTS OF INTEREST

  In order to address certain potential conflicts of interest between the Company and ARCO (for purposes of this section the term "ARCO" also includes ARCO's successors and any corporation, partnership or other entity in which ARCO owns fifty percent or more of the voting securities or other interest), the Company's Certificate of Incorporation contains provisions regulating and defining the conduct of certain affairs of the Company as they may involve ARCO and its officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith. In general, these provisions recognize that from time to time the Company and ARCO may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities. The Certificate of Incorporation provides that ARCO has no duty to refrain from (1) engaging in business activities or lines of business that are the same as or similar to those of the Company, (2) doing business with any customer of the Company or (3) employing any officer or employee of the Company. The Certificate of Incorporation provides that ARCO is not under any duty to present any corporate opportunity to the Company if it may be a corporate opportunity for both ARCO and the Company, and that ARCO will not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that ARCO pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present the corporate opportunity to the Company. ARCO currently owns interests in certain chemical companies and refiners (other than the Company) and has advised the Company that it may continue to acquire additional interests in chemical companies and refiners.

  The foregoing Certificate of Incorporation provisions describe the obligations of officers and directors of the Company with respect to presentation of corporate opportunities, but do not limit the ability of the Company or of ARCO to consider and act upon such opportunities whether or not such provisions have been followed.

                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

  Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. During 1994, directors who were not employees of the Company received an annual retainer fee of $30,000 and $1,250 for each Board or committee meeting attended, and were reimbursed for travel and other related expenses incurred in attending such meetings. In addition, the outside directors who served as Chairman of the Audit, Compensation and Nominating Committees, respectively, received $15,000, $12,500 and $10,000 per year.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

  The Lyondell Petrochemical Company Retirement Plan for Outside Directors (the "Directors' Retirement Plan") is a non-qualified retirement plan for directors who are not employees of the Company. The annual retirement benefit is equal to the director's annual retainer fee immediately preceding the director's retirement from the Board of Directors. A director vests in the benefit upon serving three years as a member of the Board of Directors, or, in the case of a retired Company officer, three years following retirement as an officer of the Company. The benefit is payable for a period of time equal to a director's service on the Board of Directors, or, in the case of retired officers of the Company, to the director's service on the Board of Directors following retirement as an officer. However, if a director has served for at least 15 years as a member of the Board of Directors, excluding years of service when the director was also an officer of the Company, the benefit shall be paid for the greater of the period described in the preceding sentence or until death. Benefits commence at age 65, or, if later, at the time the director retires from the Board of Directors. A surviving spouse is entitled to receive 50 percent of the benefits otherwise payable to a director with payment up to a maximum of 15 years if the director dies prior to retirement from the Board of Directors or if he dies after retirement from the Board of Directors the benefits otherwise payable to the director up to a maximum of 15 years. The benefits under the Directors' Retirement Plan are secured through a grantor trust.

DEFERRAL PLAN FOR OUTSIDE DIRECTORS

  The Lyondell Petrochemical Company Elective Deferral Plan for Outside Directors (the "Directors' Deferral Plan") became effective October 1, 1990 and provides directors who are not employees of the Company with the opportunity to defer all or a portion of their retainer and meeting fees. Under the Directors' Deferral Plan, the minimum amount that may be elected to be deferred is $8,000 and the maximum is 100 percent of the director's retainer and meeting fees per year. Amounts may be deferred until retirement from their regular employment or resignation from the Board, unless the director has suffered a financial hardship or elected an early distribution at the time the deferral commitment is made. Upon the director's death, retirement or resignation, benefits are payable, in accordance with the director's prior election, either in a lump sum or in substantially equal monthly payments over five, ten or fifteen years. All other benefits are paid in a lump sum. The benefits under the Directors' Deferral Plan are secured through a grantor trust. A participant's account under the Deferral Plan will accrue interest at a rate established by the Company annually prior to the commencement of each year. The guaranteed minimum rate of interest is not less than the Citibank base rate. The interest rate for 1994 was 143% of the rolling average 10-year Treasury Note Rate.

RESTRICTED STOCK GRANTS

  In November 1994, each of the outside directors received a one-time grant of shares ("Restricted Shares") of Common Stock, which are subject to transfer restrictions and risk of forfeiture for a period (the "restricted period") of one year from the date of grant. The shares were granted in acknowledgement of the significant contributions of these directors, particularly their efforts on behalf of the Company in connection with the Note Offering and their consideration of related issues with respect to the transition of the Board and other corporate governance matters. The four outside directors were convened in special sessions of the Audit Committee to review the terms of the proposed transaction and negotiate on behalf of the Company.

  The Company believes that such recognition strengthens the Company's ability to continue to attract and retain highly qualified directors and provides the directors with additional incentives to continue making valuable contributions. Mr. Mecum, who serves as chairman of the Audit Committee, received a grant of 1,000 Restricted Shares. Each of Messrs. Butler, Hinchliffe and Staley received a grant of 750 shares. Ownership of the shares is reflected in the table at page 4 of this proxy.

  During the restricted period, the director has the right to receive dividends on and the right to vote the shares. The shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. It is intended that the directors will continue to hold the Restricted Shares beyond the termination of the Restricted Period.

                               BOARD OF DIRECTORS

DIRECTORS' MEETINGS

  An annual meeting of the Board of Directors is held each year in conjunction with the annual meeting of stockholders for the purposes of the organization of Committees, election or appointment of officers and the transaction of other business. Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may determine. The Board of Directors currently expects to hold regular meetings in Houston, Texas. Special meetings may be called by the Chairman of the Board of Directors, the President or a majority of the directors in office. The By-Laws permit action to be taken without a meeting if all members of the Board of Directors consent to such action in writing. During 1994, the Board of Directors held nine meetings. All of the Company's incumbent directors attended 75 percent or more of the aggregate of all meetings of the Board and committees on which they served during 1994.

EXECUTIVE COMMITTEE

  The Executive Committee has and may exercise all the authority of the Board of Directors in the management of the Company in the interim between meetings of the Board of Directors. The Executive Committee reviews and approves all director compensation plans and arrangements. The Executive Committee met four times during 1994. The Executive Committee currently consists of Messrs. Butler, Smith and Gower, who serves as Chairman.

COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors adopts, amends, administers and terminates compensation and benefit plans, makes recommendations to the Board of Directors as to management succession plans and administers the Company's incentive and long-term compensation plans for executive officers. No member of the Committee is an officer or employee of the Company and no member is eligible to participate in any benefit plan of the Company that is administered by the Committee. The Compensation Committee held ten meetings during 1994. The Compensation Committee currently consists of Messrs. Butler, Mecum and Hinchliffe, who serves as the Chairman.

NOMINATING COMMITTEE

  The Nominating Committee of the Board of Directors considers and makes recommendations to the Board of Directors as to the names of persons whom it concludes should be considered for Board of Directors membership, and recommends matters relating to committee assignments and the selection, tenure and retirement of directors. The Nominating Committee also performs an annual evaluation of the Board's performance. Stockholders of the Company who wish to nominate persons for election to the Board of Directors must comply with the provisions of the By-Laws that are described more fully at page 28 of this Proxy Statement. The Nominating Committee held six meetings during 1994. The Nominating Committee currently consists of Messrs. Gower, Butler, and Staley, who serves as Chairman.

AUDIT COMMITTEE

  The Audit Committee of the Board of Directors was established for the general purpose of reviewing the integrity of the Company's accounting and financial reporting, maintaining communications between the Board of Directors and external and internal auditors, dealing with conflicts between ARCO and the Company and initiating special investigations as deemed necessary. The Audit Committee has adopted specific guidelines for review of agreements between the Company and ARCO or its affiliates to assure that such agreements are fair to the Company and its stockholders. The independent accountants and the internal auditors have full and free access to the Audit Committee and meet with it, with and without management being present, to discuss all appropriate matters. No member of the Committee is an officer or employee of the Company. The Audit Committee held sixteen meetings during 1994, including meetings in its capacity as a special committee constituted to consider and negotiate on behalf of the Company the terms of the Company's participation in the ARCO Note Offering and to conduct a special investigation into an environmental compliance matter. The Audit Committee currently consists of Messrs. Staley, Hinchliffe and Mecum, who serves as Chairman.

                       PROPOSAL TO ADOPT VALUE SHARE PLAN

VALUE SHARE PLAN

  The Board of Directors is proposing for stockholder approval the Value Share Plan (the "Plan"). The principal features of the Plan and of the operating guidelines the Committee has adopted to implement the Plan are described below. The full text of the Plan is annexed hereto as Appendix A and should be referred to for a complete description of the Plan provisions.

  In 1994 the Compensation Committee initiated a comprehensive review of the Company's executive compensation programs and retained the services of a respected compensation consulting firm to assist in this process. This effort resulted in the development of this new performance-driven plan.

  The purposes of the Plan are to focus executive officers on key measures of value creation for the Company's stockholders and on operating measures that lead to the creation of value; provide significant upside and downside award potential commensurate with stockholder value creation; encourage long-term management perspective; reinforce teamwork and cooperation among the executive officers; attract and retain highly talented and competent individuals; and encourage stock ownership by the executive officers. Top executives of the Company who have the ability to significantly impact the long-range success and value of the Company are eligible to participate in the Plan, and the Compensation Committee selects participants.

  ADMINISTRATION. The Plan vests broad powers in the Compensation Committee to administer and interpret the Plan. The Committee's powers include authority, within the limitations set forth in the Plan, to select participants, to determine when awards will be granted, to determine whether objectives and conditions for earning awards have been met, and to determine whether an award or payment of an award should be reduced or eliminated.

  AWARDS. The Plan is designed to provide participants with an incentive to maximize long-term stockholder value and encourage significant ownership of Company stock. The Plan establishes five-year Performance Cycles and at the beginning of each Cycle, participants will be assigned an allocation percentage that will indicate the extent to which each participant will share in the amounts generated by the Plan. At the end of the Performance Cycle two award pools will be created: (i) a Value Award Pool and (ii) an Operating Award Pool.

  The Value Award Pool equals the sum of 4.0% of Average EVA and 1.25% of Average MVA. EVA ("economic value added") measures the Company's cash flow performance in excess of a capital charge, which is calculated by multiplying the capital invested in the Company times the Company's weighted average cost of capital. MVA ("market value added") measures changes in the market value of the Company's equity, plus the value of dividends as if they had been reinvested in the Company's Common Stock.

  The Operating Award Pool will be created based on the Compensation Committee's evaluation of Lyondell's operating performance in the final year of any Cycle in the areas of customer satisfaction, corporate responsibility (including safety and environmental performance), employee productivity and financial performance. The Operating Award Pool maximum is $1,000,000 for any Performance Cycle and may be adjusted downward by the Compensation Committee based on its assessment of the Company's performance in the final year of the Cycle.

  Following the completion of a Performance Cycle, the sum of the Pools will be awarded to Participants in accordance with their allocation percentages. Awards will typically be paid out in three parts as follows:

    (a) One-third in cash, to be paid within 90 days following the end of a Performance Cycle;

    (b) One-third in restricted stock, issued within 90 days following the end of a Performance Cycle; and

    (c) One-third in cash, to be paid at the time that the related award of restricted stock vests.

  The awards of restricted stock will be made pursuant to the terms of the Company's Restricted Stock Plan, which is described below and is being submitted for stockholder approval in connection with the Plan.

  In addition, Participants will receive an amount equal to the value of the first quarter dividends which otherwise would have been earned on the shares of Restricted Stock if the Restricted Stock grants were made immediately after the end of the Performance Cycle.

  EFFECTIVE DATE, AMENDMENT AND TERMINATION. If approved by stockholders, the Plan will become effective as of January 1, 1995. The Committee may amend or terminate the Plan so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the Plan.

  FEDERAL INCOME TAX CONSEQUENCES. Under the Internal Revenue Code as presently in effect, the portions of an award paid in cash would be immediately taxable to a participant as ordinary income.

  At the time any portion of an award is paid or made available, the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 ("Section 162(m)") applies. (See page 27 for a discussion of the federal income tax consequences with respect to grants of restricted stock.)

  SECTION 162(M). Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "performance-based" compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Compensation Committee will consist solely of "outside directors" as defined for purposes of Section 162(m) of the Code. The Plan is intended to comply with the requirements of Section 162(m) with respect to performance-based grants and awards paid in the future to employees whose remuneration is likely to exceed $1 million in any year. However, there is no definitive guidance on certain matters and it is possible that some amounts payable under the Plan would not qualify.

  The affirmative vote of the holders of a majority of shares of Common Stock, present in person or by proxy, voted at the meeting, is required for adoption of the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

  The following table sets forth the awards made in 1995 based on the criteria set forth in the Plan. The table also sets forth the awards made under the Restricted Stock Plan. The restricted stock awards are contingent upon approval of the Restricted Stock Plan by the stockholders.

                            NEW PLAN BENEFITS TABLE

                                                              ANNUAL   LONG-TERM
                       TITLE                        NAME       AWARD    AWARD(1)
                       -----                     ----------- --------- ---------
   Chairman & CEO............................... Gower         670,557 1,341,113
   President & COO.............................. Smith         383,175   766,351
   SVP, General Counsel......................... Pendergraft   143,691   287,381
   SVP, CFO..................................... Young         143,691   287,381
   SVP, BM&M.................................... Starnes       143,691   287,381
   Executive Officer Group(10 Total)............             1,915,875 3,831,752
   Non-Executive Officer Group(2)...............

--------
(1) A grant of restricted stock in an amount equal to 50% of the Long-Term Award was made. This is in accordance with the Plan that provides for the awards to be paid out one-third in cash, one-third in restricted stock and one-third in a deferred amount equal to the value of the restricted stock at the time of vesting. Restricted stock grants made under the Restricted Stock Plan for the named executive officers and the executive officer group, respectively, are 26,483, 15,133, 5,675, 5,675, 5,675, and 75,666,
    subject to approval of the Restricted Stock Plan. In addition, a cash award, equivalent to the amount of dividends that would have been earned on the restricted stock during the first quarter of 1995, was paid to the named executive officers and the officer group, respectively, in the amounts of $5,959, $3,405, $1,277, $1,277, $1,277, and $17,025.
(2) The non-executive officer employee group is not eligible to participate in the Plan. This group of approximately 65 employees have received grants of an aggregate of 39,500 shares of restricted stock, subject to approval of the Restricted Stock Plan.

                    PROPOSAL TO ADOPT RESTRICTED STOCK PLAN

  The Board of Directors is proposing for stockholder approval the Restricted Stock Plan (the "Restricted Stock Plan"). The principal features of the Restricted Stock Plan are described below. The full text of the Restricted Stock Plan is annexed hereto as Appendix B and should be referred to for a complete description of the Restricted Stock Plan provisions.

  The purpose of the Restricted Stock Plan is to provide executive officers and other key employees with a proprietary interest in the Company's success and progress by granting them shares of Common Stock. It is intended to further align the interests of such employees with the interests of the stockholders in terms of both risk and reward and to strengthen the Company's ability to continue to attract and retain highly qualified employees.

DESCRIPTION OF THE PLAN

  ADMINISTRATION. The Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors. No member of the Committee is eligible to receive a discretionary award of Common Stock of the Company under the Restricted Stock Plan or any other plan of the Company.

  Subject to the express provisions of the Restricted Stock Plan, the Committee has the authority to select eligible executive officers for participation in the Restricted Stock Plan and to determine all of the terms and conditions of grants and awards. The Chief Executive Officer has authority to select eligible non-officer key employees of the Company for participation in the Restricted Stock Plan. The Committee will also have authority to prescribe rules and regulations for administering the Restricted Stock Plan and to decide questions of interpretation of any provision of the Restricted Stock Plan.

  AVAILABLE SHARES. Under the Restricted Stock Plan, 1,000,000 shares of Common Stock are available for grants and awards to officers and other key management employees, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. Although the shares subject to the Restricted Stock Plan may be originally issued shares or treasury shares or a combination thereof, it is the Company's intention to purchase such shares on the open market and reissue them to the Participants. In general, shares that are subject to a grant or award and for any reason are not issued or delivered, including by reason of forfeiture of all or a portion of a grant or award, would again be available under the Restricted Stock Plan.

  EFFECTIVE DATE, AMENDMENT AND TERMINATION. If approved by stockholders, the Restricted Stock Plan will become effective as of January 1, 1995. The Committee may amend the Restricted Stock Plan at any time except that no amendment may be made without stockholder approval if stockholder approval would be required by any applicable law, rule or regulation. The Committee may terminate the Restricted Stock Plan at any time; provided that no termination may impair any participant's rights with respect to outstanding grants of Restricted Shares under the Restricted Stock Plan.

  AWARDS. Under the Restricted Stock Plan, fixed awards may be made in the form of shares of Common Stock that are issued to the employee but that are forfeitable and subject to restrictions on transfer. Vesting of Restricted Stock awards is not contingent on the achievement of specific objectives, but is contingent on the participant's continuing in the Company's employ for a period specified in the award.

  The restricted period will begin on the date of the grant and will continue for a period of time determined on the date of grant, subject to the following conditions: (i) the Restricted Period for a grant to a participant in the Value Share Plan shall lapse on the last day of each year following the grant as to one third of the grant of Restricted Shares, until, on the last day of the third year following the grant, the Restricted Period has totally lapsed as to all Restricted Shares for that particular grant; and (ii) the Restricted Period for a grant to participants who are not participants in the Value Share Plan shall not be less than the Restricted Period for a grant to Value Share Plan participants. Participants also will have the right, unless and until such award is forfeited, to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of Common Stock. Participants also will have the right to vote the shares. Upon termination of any applicable restricted period, a certificate evidencing ownership of the shares of Common Stock will be delivered to the holder of such award.

  The Restricted Stock Plan provides for early vesting in the event of disability, death, retirement or Change of Control (See pages 11-12 for a description of events causing a Change of Control). In the event of early vesting, shares of Restricted Stock issued pursuant to an award will be released from the restrictions.

  FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Restricted Stock Plan.

  A participant will not recognize any income at the time of the grant of shares of restricted stock unless the participant makes an election to be taxed at the time the restricted stock is granted (a "Section 83(b) election"), and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the restrictions lapse on restricted stock if a Section 83(b) election was not made in an amount equal to the fair market value of the shares at such time. The amount of ordinary income recognized by a participant is deductible by the Company as compensation expense, except to the extent the deduction limit of
Section 162(m) applies. In addition, a participant receiving dividends with respect to restricted stock for which a Section 83(b) election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of section 162(m) applies.

  Awards made in 1995 under the Restricted Stock Plan (and subject to stockholder approval) are set forth in the New Plan Benefits Table immediately preceding this description.

  The affirmative vote of the holders of a majority of shares of Common Stock, present in person or by proxy, voted at the meeting, is required for adoption of the Restricted Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDER SPECIFY OTHERWISE.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

                              Item 4 on Proxy Card

  The Board of Directors has recommended the appointment of Coopers & Lybrand L.L.P., Certified Public Accountants, to audit the financial statements of Lyondell for the year 1995. Coopers & Lybrand L.L.P. has acted in this capacity since July 1988 and has acted as the independent auditor for ARCO for many years. Since June 1987, Coopers & Lybrand L.L.P. has also acted as the independent auditor for ARCO Chemical, an 83.3 percent-owned (as of April 1995) subsidiary of ARCO that became publicly held in October 1987. In addition, from time to time, the firm performs consulting work for ARCO Chemical, ARCO and the Company. Representatives of Coopers & Lybrand L.L.P. will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

  The proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                 OTHER BUSINESS

  The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment.

                               PROXY SOLICITATION

  The expense of soliciting proxies will be paid by the Company. The Company has retained Georgeson & Company Inc. to solicit proxies at an estimated fee of $10,000 plus expenses. Some of the officers and other employees of the Company also may solicit proxies personally, by telephone and by mail, if deemed appropriate.

                                    PROXIES

  The designated proxies are Messrs. John R. Beard, Joseph M. Putz and Russell
S. Young. Under the General Corporate Law of Delaware, a stockholder has the right to designate other individuals to act as proxies. A stockholder may designate other individuals by crossing out the printed names on the proxy card, provided that no more than three individuals are so designated.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  Stockholder proposals intended to be presented at the 1996 Annual Meeting must be received by December 20, 1995. Such proposals should be addressed to the Secretary.

  A stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not less than 60 days in advance of such meeting, if such meeting is to be held on a day preceding the anniversary of the previous years' annual meeting by 30 or more days, or 90 days in advance of such meeting if such meeting is to be held either less than 30 days prior to or after the anniversary of the previous year's annual meeting. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. A nomination that does not comply with the above procedure will be disregarded.

                        ADDITIONAL INFORMATION AVAILABLE

  THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT (WITHOUT EXHIBITS), WITHOUT CHARGE, BY WRITING TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS 77010.

                                                                      APPENDIX A


LYONDELL PETROCHEMICAL COMPANY
-------------------------------

VALUE SHARE PLAN

Effective January 1, 1995

                               TABLE OF CONTENTS

I.   PURPOSE

II.  DESCRIPTION OF PLAN OPERATION

III. OTHER PLAN PROVISIONS

IV.  DEFINITIONS

                         LYONDELL PETROCHEMICAL COMPANY

                                VALUE SHARE PLAN


I. PURPOSE

  The purpose of the Lyondell Petrochemical Company Value Share Plan (the "Plan") is to:

  . Focus Participants on key measures of value creation for the Company's shareholders and on operating measures that lead to the creation of value

  . Provide significant upside and downside award potential commensurate with shareholder value creation

  . Encourage a long-term management perspective and reward for sustained long-term performance

  . Enhance the ability of Lyondell to attract and retain highly talented and competent individuals

  .  Reinforce a team orientation among top management

  .  Encourage ownership of the Company's stock among top management


II. DESCRIPTION OF PLAN OPERATION

II.1 GENERAL PLAN DESCRIPTION

  The Value Share Plan (the "Plan") provides the opportunity for top executives of Lyondell Petrochemical Company ("Lyondell" or the "Company") to receive incentive awards based on:

  (1) Performance measured against two key indicators of shareholder value:

    .  Economic Value Added

    .  Market Value Added

  (2) Performance measured against four key indicators of operating success:

    .  Financial Results

    .  Customer Satisfaction Ranking

    .  Corporate Responsibility Ranking

    .  Employee Productivity Ranking

  At the beginning of each Performance Cycle (or in some cases during the Performance Cycle), certain top executive officers of the Company will be selected to participate in the Plan for that Performance Cycle. Upon selection, each Participant will be assigned an Allocation Percentage, which will indicate the extent to which each Participant will share in the amounts generated by the Plan.

  Following the end of each Performance Cycle, two award pools will be created:
(1) a Value Award Pool and (2) an Operating Award Pool. The Value Award Pool will be created based upon Lyondell's performance over the Performance Cycle. The Value Award Pool will equal the sum of [a+b], as follows:

  (a) 4.0% of Average Economic Value Added, plus

  (b) 1.25% of Average Market Value Added

  An Operating Award Pool will be created based on Lyondell's operating performance in the areas of financial results, customer satisfaction, corporate responsibility and employee productivity. This pool may be adjusted downward by the Compensation Committee (the "Committee") of the Board of Directors of the Company based on its assessment of Lyondell's financial and strategic performance against any criteria that it deems appropriate.

  The Value Award Pool and the Operating Award Pool will then be allocated to Participants in accordance with each Participant's Allocation Percentage.

  Awards to Participants typically will be paid out in three parts [a+b+c], as follows:

  (a) One-third in cash paid within 90 days following the end of the Performance Cycle;

  (b) One-third in Restricted Stock issued within 90 days following the end of the Performance Cycle; and

  (c) One-third in Deferred Cash paid at the time that the related Restricted Stock vests

  The number of shares of Restricted Stock to be granted to each Participant will be calculated by dividing the Participant's award in (b) above by the Company's average daily closing stock price during the last month of the Performance Cycle. The Restricted Stock will vest annually in three equal installments over three years following the end of the Performance Cycle, and will earn dividends and have voting rights over the restriction period.

  The Deferred Cash award will be paid out at the time that the related Restricted Stock vests in an amount equal to the value of the Restricted Stock at the time of its vesting.

  In addition, Participants will will receive the cash equivalent to first quarter dividends which otherwise would have been paid earned on the Restricted Stock if the Restricted Stock grants were made immediately after the end of the Performance Cycle.

  A detailed description of how the Plan works is presented in the following sections of this document.

II.2 ELIGIBILITY

  Plan participation will be extended to the top executives of the Company who, in the opinion of the Compensation Committee of Lyondell, have the opportunity to significantly impact the long-range success and value of the Company. These executives, referred to as Participants, will be notified in writing of their selection to participate in the Plan within 90 days of being elected an executive officer of the Company. No non-employee directors shall be eligible to participate in this Plan.

II.3 ALLOCATION PERCENTAGE

  All Participants will be assigned an Allocation Percentage for each Performance Cycle by March 30 of the first year of each Performance Cycle. The initial and maximum Allocation Percentages for the Chief Executive Officer and the Chief Operating Officer are 35% and 20%, respectively. Other Allocation Percentages will be determined by the Compensation Committee, based on the number of Participants in the Plan, the position level of each Participant, and other considerations, as deemed appropriate by the Committee.

  If a Participant is selected to participate in the Plan after March 30 of the first year of the Performance Cycle, the Participant will be assigned an Allocation Percentage commensurate with his/her position level in the organization, as well as other factors that the Committee may consider. The Participant will be notified of the Allocation Percentage within 90 days of selection to participate. Adding new Participants to the Plan during a Performance Cycle may result in Allocation Percentages which total more than 100% for that Performance Cycle. If a Participant ceases to participate in the Plan, Allocation Percentages for ongoing Performance Cycles will not be readjusted for remaining Participants.

  The Allocation Percentages for Performance Cycles ending in 1995, 1996, 1997, 1998 and 1999 will be established prior to March 30, 1995.

II.4 VALUE AWARD POOL

  Within 60 days following the end of the Performance Cycle, a Value Award Pool will be established based on Lyondell's performance over the Performance Cycle. The Value Award Pool will equal the sum of [a+b] for the Performance Cycle, as follows:

  (a) 4.0% of Average Economic Value Added, plus

  (b) 1.25% of Average Market Value Added

II.5 AVERAGE ECONOMIC VALUE ADDED

  Economic Value Added measures the Company's cash flow relative to the return that debt and equity holders expect to receive on the Company's capital. Each year of a Performance Cycle, Economic Value Added will be measured by the difference between (i) cash generated by Company operations and (ii) the sum of the Company's debt and equity capital, multiplied by a factor representing investors' expected rate of return on that capital, as calculated under the formula in Schedule A.

  Average Economic Value Added will be determined by calculating the sum of Economic Value Added for each year of a Performance Cycle and dividing the total by the number of years in that cycle.

II.6 AVERAGE MARKET VALUE ADDED

  Average Market Value Added measures changes in total return to shareholders during a Performance Cycle, including the value of dividend reinvestment, as calculated under the formula in Schedule B.

II.7 OPERATING AWARD POOL

  Within 60 days following the end of the Performance Cycle, an Operating Award Pool shall be established. The extent to which this pool is created will be contingent upon Lyondell meeting certain criteria during the Performance Cycle. Operating Award Pool amounts to be made available upon the achievement of these criteria include:

                                                                     OPERATING
     OPERATING PERFORMANCE STANDARD                                  AWARD POOL
     ------------------------------                                  ----------
 (1) Financial Performance refers to Net Income in the final year of the Performance Cycle greater than or equal to dividends
     paid in the final year of the Performance Cycle..............   $  300,000
 (2) Customer Satisfaction Ranking................................      200,000
 (3) Corporate Responsibility Ranking.............................      200,000
 (4) Employee Productivity Ranking................................      300,000
                                                                     ----------
     Total Operating Award Pool...................................   $1,000,000
                                                                     ==========

  Within 60 days following the end of the Performance Cycle, the Compensation Committee also will evaluate the Company's performance in the final year of the Performance Cycle on any criteria that it deems appropriate. These criteria may be financial or strategic in nature and could include, but are not limited to, environmental and health measures, key strategic accomplishments, and quality measures. Based on this subjective assessment, the Compensation Committee will rate Lyondell's annual performance and, in its discretion, reduce the Operating Award Pool, if appropriate. The extent of any reduction will be contingent upon Lyondell's performance rating as follows:

                                                     DOWNWARD    TOTAL OPERATING
PERFORMANCE RATING                                 ADJUSTMENT(1)   AWARD POOL
------------------                                 ------------- ---------------
Exceptional.......................................  $        0     $1,000,000
Good..............................................  $  500,000     $  500,000
Partially meets expectations......................  $  850,000     $  150,000
Deficient.........................................  $1,000,000     $        0

--------
(1) Interpolate for performance between discrete points

II.8 AWARD CALCULATION

  Each Participant's award under the Plan for a Performance Cycle will be determined by multiplying the Participant's Award Allocation Percentage by the sum of the Value Award Pool and the Operating Award Pool in accordance with the formula [a*(b+c)], as follows:

  (a)Participant's Allocation Percentage, multiplied by the sum of:

  (b)Value Award Pool, plus

  (c)Operating Award Pool.

  The maximum award that can be paid based on the Value Award Pool and the Operating Award Pool for any Participant for any Performance Cycle equals $3,500,000. This maximum amount includes payments in cash, Restricted Stock, and Deferred Cash, as described in Section II.9 below.

  In addition, a Participant will receive an award in cash equal to the amount of dividends which would have been paid on shares of Restricted Stock for the first quarter in the year of the award, as if the Participant had been issued granted Restricted Stock prior to the dividend payment date immediately after the end of the Performance Cycle. This award shall not be paid if the Participant actually receives the dividends.

II.9 PAYOUT OF AWARDS

  Earned awards (except for Deferred Cash) will be paid out within 90 days following the end of the Performance Cycle. Except in the event of Termination due to death, Retirement, or permanent Disability, awards will be paid out in three parts as follows:

  (a) One-third in cash paid within 90 days following the end of the Performance Cycle;

  (b) One-third in shares of Restricted Stock issuedgranted within 90 days following the end of the Performance Cycle; and
  (c) One-third in Deferred Cash paid at the time that the related Restricted Stock vests.

  Any award of cash equal to dividends under Section II.8 also shall be paid within 90 days of the end of a Performance Cycle.

  In the event of Termination due to death, Retirement, or permanent Disability, pro-rata awards will be paid out in cash within 90 days following the end of the Performance Cycle in accordance with the provisions of Section III.3.

  The number of shares of Restricted Stock to be granted to each Participant will be calculated by dividing the Participant's award in (b) above by the Company's average daily closing stock price during the last month of the Performance Cycle. The Restricted Stock will vest in three equal installments on the last day of the year in each of the three years following the end of the Performance Cycle. Restricted Stock will vest immediately upon a Change in Control or upon the Participant's death, Retirement, or permanent Disability. The Restricted Shares will earn dividends, as paid, and have voting rights over the restricted period.

  The Deferred Cash award will be paid at the time that the related Restricted Stock vests in an amount equal to the number of shares of Restricted Stock vesting multiplied by the Company's closing stock price on the vesting date.

II.10 DISCRETION TO REDUCE AWARDS

  The Committee may exercise negative discretion and reduce any awards based on the Value Award Pool and the Operating Award Pool payable to any individual who participates in the Plan.

II.11 SEPARATE DISCRETIONARY AWARDS

  The Committee may pay discretionary awards which are not based on Allocation Percentages, in addition to any awards paid in accordance with Section II.8 of the Plan, to any Participant in the Plan for any year in cash, Restricted Stock, Deferred Cash, or any combination thereof.

II.12 DEFERRALS

  The Participant may elect to defer cash and Deferred Cash amounts calculated under the Plan under the terms of any deferred compensation plan in which he/she is eligible to participate.

  If any payment of any amount under this Plan would be disallowed under Code
Section 162(m) by reason of the fact that the Participant's applicable employee remuneration, as defined in Code Section 162(m)(4), either exceeds or, if such amount were paid, would exceed the $1,000,000 limitation in Code 162(m)(1), the Committee may, in its sole discretion, defer the payment of this excess amount, but only to the extent that, and for so long as, the Company's tax deduction for the payment would be disallowed under Code Section 162(m). No such payment, however, may be deferred beyond three months after the end of the Company's fiscal year in which the Participant's termination of employment occurs. In addition, the Committee may accelerate the payment of previously deferred amounts if it determines that the amount of the tax deduction that would be disallowed is not significant. Amounts which are deferred under this Section
II.12 will be credited with interest at a rate provided for in the Company's Executive Deferral Plan at the time of the deferral or at the prime rate of Citibank, N.A. in effect from time to time if no deferral plan is in effect at the time of the award payout.

III. OTHER PLAN PROVISIONS

III.1 ACCRUAL OF AWARDS

  This is an unfunded Plan. Awards will be charged to the Company's earnings according to Generally Accepted Accounting Principles (GAAP). Accrual of awards will not imply a promise by the Company to pay any of a Participant's award. Awards will be paid only upon the completion of the Performance Cycle, in accordance with provisions outlined elsewhere in this document.

III.2 EMPLOYMENT

  In order to receive an award under the Plan, a Participant must be employed by Lyondell at the end of the Performance Cycle, except as otherwise noted below.

III.3 TERMINATION, DEMOTIONS, AND TRANSFERS

  If Termination of the Participant's employment occurs during the Performance Cycle by reason of death, Disability, or Retirement, or if Termination occurs within one year following a Change in Control, or if the Participant is rendered ineligible to Participate in the Plan due to a demotion or a transfer by the Company to an Affiliate, such as LYONDELL-CITGO Refining Company Ltd., the Participant (or the Participant's beneficiary or estate in the event of death) will be eligible to receive a pro-rata award, whereby the Participant's award will be multiplied by the number of full months that the Participant was employed by the Company during the Performance Cycle, divided by the number of months in the Performance Cycle. Pro-rated awards earned pursuant to this
Section III.3 will be paid out in their entirety in cash within 120 days following the end of the Performance Cycle.

  A Participant who terminates employment with the Company prior to the end of the Performance Cycle for any other reason (whether voluntary or involuntary) in the absence of a Change in Control will forfeit the opportunity to earn an award under the Plan.

  Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, permit continued participation, pro-ration or early distribution (or a combination) of awards which would otherwise be forfeited.

III.4 DESIGNATION OF BENEFICIARIES

  A Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant's death, all or part of the amounts to be distributed to the Participant under the Plan.

III.5 NEW HIRES AND PROMOTIONS

  Individuals who have been selected during the Performance Cycle to participate in the Plan and who have a minimum of one month of service as a Participant may be eligible, at the discretion of the Committee, to receive a pro-rata award. If the Participant has been selected to receive a pro-rata award, the Participant's award will be multiplied by the number of full months that the Participant was eligible to participate in the Plan during the Performance Cycle, divided by the number of months in the Performance Cycle. Pro-rated awards earned pursuant to this Section III.5 will be paid out in a combination of cash, Restricted Stock and Deferred Cash in accordance with
Section II. 8 of this document.

III.6 AMENDMENT OR TERMINATION OF THE PLAN

  This Plan may be amended, suspended, or terminated at any time by the Committee without notice, provided that no change to the Plan may be made, unless required by law, that adversely affects a previously earned award. In the case of termination of the Plan, the Committee, if it determines in its sole discretion that it is advisable under the circumstances, may authorize the pro-ration and/or early distribution of awards earned under the Plan. However, no amendment or change in the Plan may, without the approval of the shareholders of the Company, be effective with respect to an award which is intended to satisfy the requirements of Code Section 162(m), if such approval is required by Code Section 162(m)(4)(C).

III.7 PLAN ADMINISTRATION

  The Committee has the full power and authority to construe, interpret, and administer the Plan and to make rules and regulations in accordance with Plan provisions. All Committee decisions, actions, determinations, or interpretations will be at the Committee's sole discretion and will be final, conclusive and binding on the Company, Participants and all other persons.

  In making any determination under the Plan, the Committee will be entitled to rely on opinions, reports, statements, or advice of officers of the Company, and of counsel, public accountants, and other experts or third parties.

  No member of the Committee will be personally liable for any action taken in good faith, any exercise of power given to the Committee under the Plan, or any action of any other member of the Committee.

III.8 LIMITATION OF EMPLOYEE RIGHTS

  No Employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted an award under the Plan. Lyondell is not obligated to give uniform treatment (e.g., the assignment of Allocation Percentages) to Employees or Participants under the Plan. Participation in the Plan does not give an Employee the right to be retained in the employment of the Company, nor does it imply or confer any other employment rights.

  Nothing contained in the Plan will be construed to create a contract of employment with any Participant. Lyondell reserves the right to elect any person to its offices and to remove Employees in any manner and upon any basis permitted by law.

  Nothing contained in the Plan will be deemed to require Lyondell to deposit, invest or set aside amounts for the payment of any awards. Participation in the Plan does not give a Participant any ownership, security or other rights in any assets of the Company.

III.9 WITHHOLDING TAX

  Lyondell will deduct from all awards paid under the Plan any taxes required by law to be withheld.

III.10 EFFECTIVE DATE

  The Plan is effective as of January 1, 1995, and will remain in effect unless otherwise terminated or amended by the Compensation Committee, provided that the Plan is approved by the Company's shareholders on or before December 31, 1995.

III.11 VALIDITY

  In the event any provision of the Plan is held invalid, void, or unenforceable, the same will not affect, in any respect, the validity of any other provision of the Plan.

III.12 APPLICABLE LAW

  The Plan will be governed by and construed in accordance with the laws of the State of Texas.

IV. DEFINITIONS

  "AFFILIATE" means any entity substantially owned and/or controlled by Lyondell, as determined by the Committee.

  "ALLOCATION PERCENTAGE" refers to a percentage assigned to a Participant in accordance with Section II.3 of the Plan.

  "CHANGE IN CONTROL" will have the same meaning as a Participant's Executive Severance Agreement between the Participant and the Company or the Company's Supplemental Executive Benefit Plans Trust Agreement if the Participant does not have an Executive Severance Agreement.

  "CODE" refers to the Internal Revenue Code of 1986 or any successor statute, as amended from time to time.

  "COMPANY" refers to Lyondell Petrochemical Company.

  "COMPENSATION COMMITTEE" OR "COMMITTEE" refers to the Compensation Committee of the Board of Directors of Lyondell.

  "CORPORATE RESPONSIBILITY RANKING" refers to Lyondell, during the final year of a Performance Cycle, (a) achieving first or second quartile ranking (where first signifies the best performance) in recordable incident rates as reported for its category by the National Petroleum Refining Association (NPRA) and the Chemical Manufacturers Association (CMA) and (b) meeting the CMA time guidelines for implementation of the Responsible Care Guidelines. If the CMA and NPRA no longer issue such reports, the Committee may choose alternate reports issued by other companies or associations.

  "CUSTOMER SATISFACTION RANKING" refers to Lyondell achieving first or second quartile ranking (where first signifies the best performance) in (a) customer audits of any Company plant or facility held during the final year of a Performance Cycle and (b) customer surveys performed by the Company during the final year of a Performance Cycle. Provided however, that if no customer audits or surveys are done during such year than the Company must have maintained its ISO-9000 rating in the most recent audit performed by the ISO-9000 auditing agency.

  "DEFERRED CASH" refers to an amount of cash equal to the value of the Restricted Stock determined in accordance with Section II.9 of the Plan.

  "DISABILITY" refers to total and permanent disability, as defined in the Company's Executive Long-Term Disability Plan.

  "EMPLOYEE" refers to an Employee of Lyondell Petrochemical Company.

  "EMPLOYEE PRODUCTIVITY RANKING" refers to Lyondell achieving first or second quartile ranking (where first signifies the best performance) on production cost for Lyondell's Channelview facility, as reported by Solomon Associates, Inc. on its most recent report issued prior to the end of the Performance Cycle. If Solomon Associates, Inc. no longer issues such reports, the Gulf Coast cost of ethylene comparison shall be used as the measurement.

  "ENDING SHARES OUTSTANDING" OR "ESO" refers to the number of shares outstanding at the end of the final year of the Performance Cycle, adjusted for stock splits and stock dividends.

  "LYONDELL" refers to Lyondell Petrochemical Company, a Delaware corporation.

  "NET INCOME" refers to the Company's net income after taxes, as reported in the Company's audited financial statements.

  "OPERATING AWARD POOL" is the award pool that is created upon Lyondell meeting key operating performance criteria in accordance with Section II.9 of this Plan.

  "PARTICIPANT" refers to a key Employee and officer of Lyondell or Affiliate selected by the Committee to participate in the Plan.

  "PERFORMANCE CYCLE" refers to the following time periods, except as provided below.

      PERFORMANCE
         CYCLE        PERFORMANCE MEASUREMENT PERIOD
      -----------   ----------------------------------
           1        January 1, 1991--December 31, 1995
           2        January 1, 1992--December 31, 1996
           3        January 1, 1993--December 31, 1997
           4        January 1, 1994--December 31, 1998
           5        January 1, 1995--December 31, 1999
           6        January 1, 1996--December 31, 2000

                  Each cycle continues to advance by one year.

The first four Performance Cycles for the Chief Executive Officer and the Chief Operating Officer are as follows:

      PERFORMANCE
         CYCLE        PERFORMANCE MEASUREMENT PERIOD
      -----------   ----------------------------------
           1        January 1, 1995--December 31, 1995
           2        January 1, 1995--December 31, 1996
           3        January 1, 1995--December 31, 1997
           4        January 1, 1995--December 31, 1998

  Thereafter, the Performance Cycle will be the same as the Performance Cycle for other Plan Participants.

  "PLAN" refers to the Lyondell Petrochemical Company Value Share Plan as set forth in this document.

  "RESTRICTED STOCK" refers to shares of the Company's common stock which will be issued subject to vesting restrictions under the Company's Restricted Stock Plan. These shares will earn dividends, as paid, and have voting rights during the restriction period.

  "RETIREMENT" refers to a termination of employment with a right to commence an immediate allowance under a retirement plan maintained by the Company.

  "TAX RATE" refers to the combined maximum Texas and Federal corporate income tax rate.

  "TERMINATION" refers to the Participant's ceasing his/her service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or permanent Disability.

  "VALUE AWARD POOL" is the award pool created based on Lyondell's performance on Average Economic Value Added and Average Market Value Added, calculated in accordance with Section II.4 of this Plan.

                                   SCHEDULE A

I. ECONOMIC VALUE ADDED SHALL BE DETERMINED ACCORDING TO THE FOLLOWING FORMULA:

                    Economic Value Added = ECF-(ECI * WACC)

  Weighted Average Cost of Capital ("WACC"), as used to calculate Economic Value Added, shall be determined according to the following formula:

 WACC = After tax cost of long-term debt * [LTD / (LTD + MVE)] + Cost of equity
                             * [MVE / (LTD + MVE)]

  where [LTD / (LTD + MVE)] equals 30% and [MVE / (LTD + MVE)] equals 70%.

  Note: These ratios may be amended due to a significant change in the Company's capital structure.

  ECF and ECI will be determined at year end during each Performance Cycle based on the Company's audited financial statements, as adjusted to recognize the effect of Lyondell's interest in LYONDELL-CITGO Refining Company Ltd. consistent with the economics of the limited liability company arrangement. For example, CITGO's contributions and minority interests, loans for which Lyondell is not liable or interest relating to those loans will not be included in these determinations, regardless of their inclusion on audited financial statements. Similar adjustments consistent with the economics of the LYONDELL-CITGO Refining Company Ltd. arrangement may be warranted.

  If extraordinary events occur during a Performance Cycle which alter the basis upon which Economic Value Added is calculated, the effect of these events, with the Committee's approval, may be amortized over a period of up to three years, beginning with the year in which the event occurs, provided the decision to amortize is made no later than 90 days following the end of the year in which the event occurs. Events warranting such action may include, but are not limited to, major acquisitions, divestitures, and a recapitalization of the Company.

II. DEFINITIONS

  For purposes of this Section, terms are defined as follows:

    Cost of Equity means cost of equity as determined under the Capital Asset Pricing Model.

    Economic Capital Invested ("ECI") means the sum of

      Common and preferred equity; plus
      Long-term debt; plus
      Current portion of long-term debt; plus
      Other non-current liabilities; plus
      Deferred taxes; plus
      Accumulated depreciation, less $482,556,000 (the difference between the gross book value and estimated market value of Lyondell's refining assets in 1991); plus
      Capitalized value of significant operating leases enters into after January 1, 1995.

    Economic Cash Flow ("ECF") means the sum of

      Net income (after accrual of all expenses pursuant to this Plan);
       plus
      Depreciation and amortization; plus
      Other non-cash items; plus
      Deferred taxes; plus
      After-tax interest, calculated by multiplying the Company's pre-tax interest by (1-Tax Rate); plus
      Implicit interest on significant operating leases entered into after January 1, 1995

    Long-Term Debt ("LTD") means the book value of Lyondell's long-term debt, including the current portion of long-term debt.

    Market Value of Equity ("MVE") means the Company's stock price multiplied by the number of outstanding shares of common stock.

                                   SCHEDULE B

I. AVERAGE MARKET VALUE ADDED SHALL BE DETERMINED ACCORDING TO THE FOLLOWING
   FORMULA:

  Average Market Value Added = {[BSP*(l+TSR)n * ESO]-[BSP*BSO]} / n

II. TOTAL SHAREHOLDER RETURN, AS USED TO CALCULATE AVERAGE MARKET VALUE ADDED, SHALL BE DETERMINED ACCORDING TO THE FOLLOWING FORMULA:

    Total Shareholder Return =n x (square root of) [(Adjusted Shares*ESP) /
                              (1 Share*BSP)] - 1

III.DEFINITIONS

  For purposes of this section, terms are defined as follows:

    Adjusted Shares means the number of shares a shareholder would own at the end of a Performance Cycle if the shareholder owned one share of Lyondell common stock on the last day of the year immediately prior to the Performance Cycle and then reinvested any dividends paid during the Performance Cycle at the end of each month in which the dividend was paid, up to and including the last day of the Performance Cycle.

    Beginning Shares Outstanding ("BSO") means the number of shares outstanding, adjusted for stock splits and dividends, at the end of the year immediately prior to the beginning of a Performance Cycle.

    Beginning Share Price ("BSP") means Lyondell's average month-end closing stock price, adjusted for stock splits and dividends, for the year immediately prior to the beginning of a Performance Cycle. The Beginning Share Price used in the Total Shareholder Return calculation for the Performance Cycle beginning January 1, 1991 and ending December 31, 1995 will be $14.63.

    Ending Shares Outstanding ("ESO") means the number of shares outstanding at the end of the final year of a Performance Cycle, adjusted for stock splits and dividends.

    Ending Stock Price ("ESP") means the average month-end closing stock price in the final year of a Performance Cycle, adjusted for stock splits and dividends.

    Total Shareholder Return ("TSR") means the compound annual growth rate of Lyondell's common stock price from the end of the year immediately prior to the first year of a Performance Cycle to the end of the final year of that Performance Cycle, including the value of dividends paid during the Performance Cycle, as if those dividends were reinvested at the end of each month in which a dividend was paid.

    Number of Years ("n") means number of years in a Performance Cycle.

                                                                      APPENDIX B

                             RESTRICTED STOCK PLAN
                       OF LYONDELL PETROCHEMICAL COMPANY

Section 1 Purpose.

  The Restricted Stock Plan of Lyondell Petrochemical Company (the Plan) is intended to provide key employees (including executive officers) of Lyondell Petrochemical Company and its subsidiaries and affiliates ("the Company") with a proprietary interest in the Company's success and progress by granting them shares of the Company's Common Stock ("Common Stock"), that are restricted in accordance with the terms and conditions set forth below ("Restricted Shares"). The Plan is intended to increase the alignment of key employees with the interests of the Company's shareholders in terms of both risk and reward and to strengthen the Company's ability to continue to attract and retain highly qualified employees.

Section 2 Eligibility.

  Executive officers who are eligible to participate in the Company's Value Share Plan ("Value Share Plan Participants") shall automatically be eligible to participate in this Plan. In addition, the Company's Chief Executive Officer may designate key employees of the Company, other than Value Share Plan Participants, who he determines to be in a position to contribute directly to the Company's continued economic success, as eligible to participate in this Plan. These participants, together with the Value Share Plan Participants, shall be referred to as "Participants". No non-employee director shall be eligible to participate in this Plan.

Section 3 Shares Reserved Under the Plan

  The shares of Common Stock covered by grants under this Plan as Restricted Shares will not exceed one (1) million shares in the aggregate, subject to adjustment as provided below, and in accordance with and subject to Rule 16b-3 of the Securities and Exchange Act of 1934, ("Exchange Act") as amended. Restricted Shares may be originally issued or treasury shares or a combination of both.

  Any shares of Common Stock granted as Restricted Shares that are terminated, forfeited or surrendered or which expire for any reason will be available again for issuance under this Plan, provided that those shares shall not be reissued if any Participant subject to Section 16 of the Exchange Act directly or indirectly received any of the benefits of ownership of those shares of Common Stock prior to termination, forfeiture or surrender.

  In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the Company's corporate structure or shares, the Compensation Committee ("Committee") of the Board of Directors ("Board") of the Company may make such equitable adjustments in the number and class of shares authorized to be granted as Restricted Shares, as it deems appropriate to prevent dilution or enlargement of rights. Shares issued as a consequence of any such change shall be issued subject to the same restrictions and provisions applicable to the original grant of Restricted Shares.

Section 4 Grants.

  The Chief Executive Officer of the Company may from time to time authorize grants of Restricted Shares to Participants, other than Value Share Plan Participants, who have been designated as eligible under Section 2 of this Plan. At least annually, the Chief Executive officer shall notify the Committee of key employees designated as eligible and the amount of authorized grants of Restricted Shares to those key employees under this Plan.

  If the Participant has been awarded Restricted Stock by allocation under the Value Share Plan, the Committee shall grant each Value Share Plan Participant a number of Restricted Shares under this Plan equal to one third of the total award under the Value Share Plan, divided by the average daily closing share price of Common Stock during the last month of the Performance Cycle on which the award is based. If the Participant has been awarded Restricted Stock as a separate award under the Value Share Plan, the

Committee shall grant the Value Share Participant a number of Restricted Shares equal to that separate award based on the share price described above.

  Grants of Restricted Shares to Participants shall be on the terms and conditions and with the restrictions determined from time to time by the Committee under Section 5 of this Plan.

Section 5 Terms and Conditions of Restricted Shares.

  (a) General. Each grant of Restricted Shares shall be subject to the restrictions under subsection (c) for the Restricted Period of the grant.

  (b) Restricted Period. The Restricted Period shall begin on the date of the grant and shall continue for a period of time determined on the date of the grant, subject to the following conditions: (i) The Restricted Period for a grant to a Value Share Plan Participant shall lapse on the last day of each year following the grant as to one third of the grant of Restricted Shares, until, on the last day of the third year following the grant, the Restricted Period has totally lapsed as to all Restricted Shares for that particular grant; and (ii) The Restricted Period for a grant to Participants who are not Value Share Plan Participants shall not be less than the Restricted Period for a grant to Value Share Plan Participants.

  (c) Restrictions. One or more of these restrictions shall be a restriction which constitutes a substantial risk of forfeiture. The Participant shall have all ownership rights and privileges of a shareholder as to the Restricted Shares, including the right to vote such Restricted Shares, except as follows:
(i) the Participant shall not be entitled to delivery of a stock certificate representing the number of Restricted Shares granted until the lapse of the Restricted Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) except as provided in subsection (d), all grants of Restricted Shares shall be forfeited if the Participant fails to satisfy the terms of the grant of Restricted Shares by the end of the Restricted Period. During the Restricted Period, the Restricted Shares may be held on an uncertificated basis or a stock certificate representing the number of Restricted Shares granted may be registered in each Participant's name but held in custody by the Company for the Participant's account and not released to the Participant until the Restricted Period lapses.

  (d) Forfeiture. All rights of a Participant to any grant of Restricted Shares shall be forfeited without any further obligation on the Company's part if (i) a Participant ceases to be an employee of the Company for a reason other than Death, Disability, Retirement, Change of Control or transfer to the Atlantic Richfield Company, LYONDELL-CITGO Refining Company Ltd. or an entity substantially owned or controlled by the Company; or (ii) if the restrictions imposed by the Committee are not otherwise satisfied by the end of the Restricted Period, unless the Committee makes an affirmative decision that any or all of the Participant's grant of Restricted Shares shall not be forfeited. Restricted Shares that are forfeited may be used for other grants of Restricted Shares.

  (e) Lapse of Restrictions. If a Participant ceases to be an employee of the Company by reason of Disability, Death or Retirement or, if a Change of Control occurs, any restrictions on an outstanding grant of Restricted Shares shall immediately lapse and the Participant's right to the grant shall be fully vested.

  For purposes of this section, the following definitions apply:

    (i) "Disability", for Participants other than Value Share Plan Participants, means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code. "Disability", for Value Share Plan Participants, means the Participant is totally disabled according to the provisions of the Company's Executive Long-Term Disability Plan.

    (ii) "Retirement" means a termination of employment with a right to commence an immediate retirement allowance under a retirement plan maintained by the Company.

    (iii) "Change of Control" means a change of control as defined in a Participant's Executive Severance Agreement between the Participant and the Company or, if the Participant does not have an Executive Severance Agreement with the Company, as defined in the Company's Supplemental Executive Benefit Plans Trust Agreement.

  (f) Delivery of Restricted Shares. A stock certificate for the number of Restricted Shares which have vested shall be delivered free of all such restrictions to the Participant or the Participant's beneficiary or estate, as the case may be, on the lapse of the Restricted Period.

Section 6 Regulatory Compliance.

  A Participant or Participant's beneficiary or estate shall not receive or sell any Common Stock granted pursuant to this Plan until all appropriate listing, registration and qualification requirements and consents and approvals have been satisfied or obtained, free of any condition unacceptable to the Board of Directors.

  The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares, including restrictions under the Restricted Period, whenever it determines that such action is appropriate as a result of changes in applicable laws or other circumstances after the date of the grant.

Section 7 Administration.

  The Plan shall be supervised and administered by the Committee or any successor committee with responsibility for executive compensation. The Committee shall have all necessary authority and discretion to interpret any provision of this Plan or to determine any questions regarding grants of Restricted Shares under this Plan. Any determination or interpretation by the Committee shall be final, conclusive and binding on all persons. Any Committee determination may be made in writing signed by a majority of Committee members, without notice or meeting.

Section 8 Termination or Amendment of the Plan.

  The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 6) without shareholder approval, unless otherwise required by law or by the rules of the Securities and Exchange Commission or New York Stock Exchange. No termination or amendment of the Plan may impair a Participant's rights with respect to outstanding grants of Restricted Shares under the Plan without the Participant's consent.

Section 9 Miscellaneous.

  (a) The Company shall have the right to require that the Participant pay any taxes required by law with respect to the issuance or delivery of, or the lapse of restrictions on, Restricted Shares prior to issuance or delivery.

  (b) Nothing in the Plan shall be deemed to create any right in a Participant to continued employment or other service with the Company. Participants shall have no rights under this Plan other than as general creditors of the Company.

Section 10 Governing Law.

  The Plan shall be construed according to the law of the State of Texas to the extent federal law does not supersede and preempt state law.

Section 11 Effective Date.

  The Plan shall become effective as of January 1, 1995, provided that a majority of the holders of the Company's Common Stock shall have approved the Plan at the Company's 1995 Annual Meeting of Stockholders.

(LOGO OF LYONDELL PETROCHEMICAL COMPANY APPEARS HERE)

                                           (LOGO OF RECYCLED PAPER APPEARS HERE)

               / /

1. ELECTION    FOR all      / /    WITHHOLD AUTHORITY    / /    *EXCEPTIONS / /
   OF          nominees            to vote for all
   DIRECTORS   listed below        nominees listed below

   Nominees: William T. Butler, D. Travis Engen, Bob G. Gower, Stephen F. Hinchliffe, Jr., Dudley C. Mecum II, Dan F. Smith, Paul R. Staley (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name in space provided below.) *Exceptions
              -----------------------------------------------------------------

2. Proposal to approve Value Share Plan for executive officers.

   FOR / /          AGAINST  / /         ABSTAIN / /

3. Proposal to approve Restricted Stock Plan.

   FOR / /          AGAINST / /          ABSTAIN / /

4. Proposal to ratify the appointment of Coopers & Lybrand, independent accountants, as the Company's auditors for the fiscal year ending December 31, 1995.

   FOR / /          AGAINST / /          ABSTAIN / /

5. In their discretion, the Proxies are authorized          I/we will      / /
   to vote upon such other business as may                  attend meeting
   properly come before the meeting.

                                                            Address Change / /
                                                            Mark Here

                                      Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                      Dated:                             , 1995
                                            -----------------------------

                                      -----------------------------------------
                                                      Signature

                                      -----------------------------------------
                                               Signature if held jointly


Please Sign, Date and Return the Proxy     Votes MUST be indicated   / /
Promptly Using the Enclosed Envelope.      (x) in Black or Blue ink.

                        [LOGO OF LYONDELL APPEARS HERE]
                              ONE HOUSTON CENTER
                           1221 McKINNEY, SUITE 1600
                             HOUSTON, TEXAS 77010

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby makes, constitutes and appoints State Street Bank, as Trustee, lawful attorney and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Lyondell Petrochemical Company (herein the "Company") in the Ballroom of the Four Seasons Hotel, 1300 Lamar, Houston, Texas, on Friday, June 2, 1995 at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers the undersigned would be entitled to vote if personally present.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD

                                       LYONDELL PETROCHEMICAL COMPANY
                                       P.O. BOX 11244
                                       NEW YORK, N.Y. 10203-0244

                      (Continued, and to be signed and dated, on  reverse side.)